_______________________________________________________________
            _______________________________________________________________
                           REDUCING REVOLVING LOAN AGREEMENT

                             Dated as of December 21, 1994

                                         among

                                   VICTORIA PARTNERS

                                     as Borrower,

                                THE BANKS HEREIN NAMED

                                          and

                BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                                as Administrative Agent
            _______________________________________________________________
            _______________________________________________________________

                                      EXHIBIT 99.2


                                   TABLE OF CONTENTS
                                   _________________

                                                                       Page
                                                                       ____

            Article 1
                           DEFINITIONS AND ACCOUNTING TERMS ............  1
                 1.1  Defined Terms.....................................  1
                 1.2  Use of Defined Terms.............................. 32
                 1.3  Accounting Terms................................   32
                 1.4  Rounding.......................................... 33
                 1.5  Exhibits and Schedules............................ 33
                 1.6  References to "Borrower and its Subsidiaries"..... 33
                 1.7  Miscellaneous Terms............................... 33

            Article 2
                                          LOANS
                 2.1  Loans-General..................................... 34
                 2.2  Alternate Base Rate Loans......................... 35
                 2.3  Eurodollar Rate Loans............................. 36
                 2.4  Voluntary Reduction of Commitment................. 36
                 2.5  Scheduled Mandatory Reductions of Commitment...... 36
                 2.6  Other Mandatory Reductions of Commitment.......... 37
                 2.7  Optional Termination of Commitment................ 37
                 2.8  Administrative Agent's  Right  to  Assume  Funds
                      Available for Advances............................ 37
                 2.9  Swing Line........................................ 38

            Article 3
                                   PAYMENTS AND FEES.................... 40
                 3.1  Principal and Interest............................ 40
                 3.2  Arrangement Fee................................... 41
                 3.3  Upfront Fees...................................... 42
                 3.4  Commitment Fees................................... 42
                 3.5  Agency Fees....................................... 42
                 3.6  Construction Services Fees........................ 42
                 3.7  Increased Commitment Costs........................ 42
                 3.8  Eurodollar Costs and Related Matters.............. 43
                 3.9  Late Payments..................................... 47
                 3.10 Computation of Interest and Fees.................. 48
                 3.11 Non-Banking Days.................................. 48
                 3.12 Manner and Treatment of Payments.................. 48
                 3.13 Funding Sources................................... 50
                 3.14 Failure to Charge Not Subsequent Waiver........... 50
                 3.15 Administrative Agent's Right to Assume  Payments
                      Will be Made by Borrower.......................... 50
                 3.16 Fee Determination Detail.......................... 50
                 3.17 Survivability..................................... 51


            Article 4
                            REPRESENTATIONS AND WARRANTIES ............. 52
                 4.1  Existence and  Qualification; Power;  Compliance
                      With Laws......................................... 52
                 4.2  Authority; Compliance With Other Agreements  and
                      Instruments and Government Regulations............ 52
                 4.3  No Governmental Approvals Required................ 53
                 4.4  Subsidiaries...................................... 53
                 4.5  Financial Statements.............................. 53
                 4.6  No Material Adverse Changes....................... 54
                 4.7  Title to Property................................  54
                 4.8  Intangible Assets................................  54
                 4.9  Public Utility Holding Company Act................ 54
                 4.10 Litigation........................................ 54
                 4.11 Binding Obligations............................... 54
                 4.12 No Default........................................ 55
                 4.13 ERISA............................................. 55
                 4.14 Regulations G, T, U and X; Investment Company
                      Act............................................... 55
                 4.15 Disclosure........................................ 56
                 4.16 Tax Liability..................................... 56
                 4.17 Projections....................................... 56
                 4.18 Hazardous Materials............................... 56
                 4.19 Gaming Laws....................................... 57
                 4.20 Security Interests................................ 57

            Article 5
                                 AFFIRMATIVE COVENANTS
                              (OTHER THAN INFORMATION AND
                                REPORTING REQUIREMENTS)................. 58
                 5.1  Payment of Taxes and Other Potential Liens........ 58
                 5.2  Preservation of Existence......................... 58
                 5.3  Maintenance of Properties......................... 58
                 5.4  Maintenance of Insurance.......................... 59
                 5.5  Compliance With Laws.............................. 59
                 5.6  Inspection Rights................................  59
                 5.7  Keeping of Records and Books of Account........... 60
                 5.8  Compliance With Agreements........................ 60
                 5.9  Use of Proceeds................................... 60
                 5.10 Hazardous Materials Laws.......................... 60
                 5.11 Construction of the Project....................... 61
                 5.12 Future Collateral and Guarantees.................. 61

                                       -ii-

            Article 6
                                  NEGATIVE COVENANTS ................... 63
                 6.1  Prepayment of Indebtedness........................ 63
                 6.2  Payment of Subordinated Obligations............... 63
                 6.3  Disposition of Property........................... 63
                 6.4  Mergers........................................... 64
                 6.5  Distributions..................................... 65
                 6.6  ERISA............................................. 65
                 6.7  Change in Nature of Business...................... 66
                 6.8  Liens, Negative Pledges and Rights of Others...... 66
                 6.9  Indebtedness and Guaranty Obligations............. 66
                 6.10 Transactions with Affiliates...................... 67
                 6.11 Interest Coverage................................  67
                 6.12 Maximum Annualized Funded Debt Ratio.............. 67
                 6.13 Capital Expenditures.............................. 68
                 6.14 Acquisitions and Investments...................... 68
                 6.15 Changes to the Plans or the Approved Budget....... 69
                 6.16 Changes to the Partner Subordinated Notes......... 69

            Article 7
                        INFORMATION AND REPORTING REQUIREMENTS ......... 70
                 7.1  Financial and Business Information................ 70
                 7.2  Compliance Certificates........................... 74

            Article 8
                                      CONDITIONS ....................... 75
                 8.1  Conditions to the Closing Date.................... 75
                 8.2  Initial Advances.................................. 77
                 8.3  Any Increasing Advance, Etc....................... 81
                 8.4  Any Advance....................................... 81

            Article 9
                 EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT..  83
                 9.1  Events of Default................................  83
                 9.2  Remedies Upon Event of Default.................... 86



            Article 10
                                THE ADMINISTRATIVE AGENT ................ 90
                 10.1  Appointment and Authorization..................... 90
                 10.2  Administrative Agent and Affiliates............... 90
                 10.3  Proportionate Interest in any Collateral.......... 90
                 10.4  Banks' Credit Decisions........................... 91
                 10.5  Action by Administrative Agent.................... 91
                 10.6  Liability of Administrative Agent................. 92
                 10.7  Indemnification................................... 93
                 10.8  Successor Administrative Agent.................... 94
                 10.9  Foreclosure on Collateral......................... 95
                 10.10 No Obligations of Borrower........................ 95

            Article 11
                                       MISCELLANEOUS...................... 96
                  11.1  Cumulative Remedies; No Waiver.................... 96
                  11.2  Amendments; Consents.............................. 96
                  11.3  Costs, Expenses and Taxes......................... 97
                  11.4  Nature of Banks' Obligations...................... 98
                  11.5  Survival of Representations and Warranties........ 99
                  11.6  Notices........................................... 99
                  11.7  Execution of Loan Documents.......................100
                  11.8  Binding Effect; Assignment........................100
                  11.9  Right of Setoff...................................103
                  11.10 Sharing of Setoffs................................103
                  11.11 Idemnity by Borrower..............................104
                  11.12 Nonliability of the Banks.........................105
                  11.13 No Third Parties Benefited........................106
                  11.14 Confidentiality...................................106
                  11.15 Further Assurances................................107
                  11.16 Integration.......................................107
                  11.17 G
                  11.18 Severability of Provisions........................108
                  11.19 Headings..........................................108
                  11.20 Time of the Essence...............................108
                  11.21 Foreign Banks and Participants....................108
                  11.22 Hazardous Material Indemnity......................109
                  11.23 Gaming Boards.....................................110
                  11.24 Substitution of Certain Collateral................110
                  11.25 Waiver of Right to Trial by Jury..................111
                  11.26 Purported Oral Amendments.........................112

            Exhibits
            ________

            A - Commitment Assignment and Acceptance
            B - Completion Guaranty
            C - Compliance Certificate
            D - Construction Progress Report
            E - Deed of Trust
            F - Note
            G - Opinion of Counsel
            H - Partner Subordinated Notes
            I - Related Party Agreement
            J - Request for Loan
            K - Security Agreement
            L - Short Term Guaranty

            Schedules
            _________

            1.1A Bank Commitments
            1.1B Project Site
            4.3  Governmental Approvals
            4.18 Environmental Matters
            6.8  Permitted Title Exceptions
            6.9  Existing Indebtedness

                           REDUCING REVOLVING LOAN AGREEMENT

                             Dated as of December 21, 1994


                      This Reducing Revolving Loan Agreement  ("Agreement")
            is entered into by and among Victoria Partners, a Nevada general partnership ("Borrower"), each bank whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (collectively, the "Banks" and individually, a "Bank"), The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency and Societe Generale, (as "Co-Agents") and Bank of
            America National Trust and Savings Association, as Administrative Agent.

                      In consideration of the  mutual covenants and  agree-
            ments herein contained, the parties hereto covenant and agree as follows:


                                     Article 1
                           DEFINITIONS AND ACCOUNTING TERMS
                           ________________________________


                      1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

                      "Acquisition" means any transaction, or any series of
                 related transactions, by which Borrower directly or indirectly (i) acquires any going business or all or substantially all of the assets of any firm, partnership, joint venture, corpora tion or division thereof, whether through purchase of assets, merger or otherwise, or
                 (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securi-ties of a corporation which have ordinary voting power for the election of directors, or (iii) acquires control of a 50% or more ownership interest in any partnership or joint venture.

                      "Administrative Agent"  means Bank  of America,  when
                 acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

                      "Administrative    Agent's    Office"    means    the
                 Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Banks.

                      "Advance" means any advance made or to be made by any
                 Bank to Borrower as provided in Article 2, and includes each Alternate Base Rate Advance and each Eurodollar Rate Advance.

                      "Affiliate" means, as to any Person, any other Person
                 which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise);
                 provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation, partnership or other Person.

                      "Agreement"  means  this   Reducing  Revolving   Loan
                 Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                      "Alternate Base  Rate"  means,  as  of  any  date  of
                 determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of
                 (a) the Reference Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

                      "Alternate Base Rate Advance"  means an Advance  made
                 hereunder and specified to be an Alternate Base Rate Advance in accordance with Article 2.

                      "Alternate  Base  Rate  Loan"   means  a  Loan   made
                 hereunder and specified to be an Alternate Base Rate Loan in accordance with Article 2.

                      "Annualized EBITDA" means, as of the last day of each
                 Post-Construction Fiscal Quarter:

                      (a) in the case of the initial Post-Construction Fiscal Quarter, EBITDA for the fiscal period con-sisting of that Post-Construction Fiscal Quarter, multiplied by four;

                      (b) in  the  case  of  the  second  Post-Construction
                      Fiscal Quarter, EBITDA for the first two Post-Construction Fiscal Quarters multiplied by two;

                      (c) in the case of the third Post-Construction Fiscal Quarter, EBITDA for the first three Post-Construction Fiscal Quarters, multiplied by four thirds (4/3); and

                      (d) for each subsequent Post-Construction Fiscal Quarter, EBITDA for the four then most recently ended Post-Construction Fiscal Quarters.

                      "Annualized Funded Debt Ratio" means, as of the  last
                 day of each Post-Construction Fiscal Quarter, the ratio of
                 (a) Average Quarterly Funded Debt to (b) Annualized EBITDA, as such ratio is set forth in the most recent Compliance Certificate delivered by Borrower pursuant to
                 Section 7.2 (or a Certificate of a Responsible Official pursuant to Section 7.1(c), if applicable); provided that
                 (i) if such Compliance  Certificate (or  Certificate of  a
                 Responsible Official, if applicable) is subsequently determined to be in error, then any resulting change in the Applicable Pricing Level shall be made retroactively and (ii) if no Compliance Certificate (or Certificate of a Responsible Official, if applicable) has been delivered within the 60 day period following the end of a Post-Construction Fiscal Quarter, the Administrative Agent may determine such ratio based on such information as may be available to the Administrative Agent.

                      "Applicable Alternate Base Rate Margin" means (a)  at
                 all times through and including the Construction Termination Date, 112.50 basis points, and (b) at all times following the Construction Termination Date, for each Pricing Period, the interest rate margin set forth below (expressed in basis points) opposite the Applicable Pricing Level for that Pricing Period:

                       Applicable
                      Pricing Level            Margin
                      _____________            ______
                           I                        0
                          II                    25.00
                         III                    50.00
                          IV                    75.00

                                      -3-

                      "Applicable Commitment  Fee Rate"  means (a)  at  all
                 times through and including the Construction Termination Date, 50.00 basis points, and (b) at all times following the Construction Termination Date, for each Pricing Period, the rate set forth below (expressed in basis points) opposite the Applicable Pricing Level for that Pricing Period:

                       Applicable
                      Pricing Level         Commitment Fee
                      _____________         ______________

                           I                     37.50
                          II                     37.50
                         III                     43.75
                          IV                     50.00
                           V                     50.00

                      "Applicable Eurodollar Rate Margin" means (a) at  all
                 times through and including the Construction Termination Date, 212.50 basis points, and (b) at all times following the Construction Termination Date, for each Pricing Period, the interest rate margin set forth below (expressed in basis points) opposite the Applicable Pricing Level for that Pricing Period:

                       Applicable
                      Pricing Level             Margin
                      _____________             ______

                           I                     75.00
                          II                    125.00
                         III                    150.00
                          IV                    175.00
                           V                    200.00

                      "Applicable Pricing  Level" means,  for each  Pricing
                 Period after the Construction Termination Date, the pricing level set forth below opposite the pricing criteria achieved by Borrower as of the first day of that Pricing Period:

                                       Annualized Funded
                      Pricing Level       Debt Ratio
                      _____________    _________________

                           I            Less than 1.25 to
                                        1.00

                           II           Equal    to    or
                                        greater than 1.25
                                        to 1.00 but  less
                                        than 1.75 to 1.00

                           III          Equal    to    or
                                        greater than 1.75
                                        to 1.00 but  less
                                        than 2.00 to 1.00

                           IV           Equal    to    or
                                        greater than 2.00
                                        to 1.00 but  less
                                        than 2.25 to 1.00

                           V            Equal    to    or
                                        greater than 2.25
                                        to 1.00

                      "Approved  Budget"  means  the  budget  for   design,
                 development and construction of the Project submitted to the Administrative Agent and the Banks in accordance with
                 Section 8.2, as supplemented or amended from time to time in accordance with Section 6.15.

                      "Arranger" means BA  Securities, Inc.   The  Arranger
                 shall have no obligations or liabilities under this Agreement or the Loan Documents, but shall be entitled to the benefits of Sections 3.2, 11.3 and 11.11.

                      "Attributed Land Value" means  (a) as of the  Closing
                 Date, $30,000,000, and (b) as of each subsequent date of determination, an amount not greater than $40,000,000 which is equal to the total permanent cash equity Investment of GSP and MRI in Borrower.

                      "Available Cash Flow" means, for each Fiscal Quarter,
                 EBITDA for  that  Fiscal  Quarter minus  the  sum  of  (a)
                 Interest Expense for that Fiscal Quarter, (b) Capital Expenditures made during that Fiscal Quarter, (c) Permitted Tax Distributions made during that Fiscal

                 Quarter, (d) reductions to the Commitment scheduled to be made during that Fiscal Quarter pursuant to Section 2.5 and (e) principal payments made during that Fiscal Quarter with respect to Indebtedness permitted under Section 6.9(c).

                      "Average Quarterly Funded Debt" means, as of the last
                 day of each Fiscal Quarter, the average of the principal amounts outstanding of all Funded Debt of Borrower and its Subsidiaries on the last day of each of the calendar months comprising such Fiscal Quarter.

                      "Bank of  America"  means Bank  of  America  National
                 Trust and Savings Association, its successors and assigns.

                      "Banking Day" means  any Monday, Tuesday,  Wednesday,
                 Thursday or Friday, other than a day on which banks are authorized or required to be closed in California, Nevada or New York.

                      "Borrower" means, Victoria Partners, a Nevada general
                 partnership, its successors and permitted assigns.

                      "Capital Expenditure" means  any expenditure that  is
                 considered a capital expenditure under Generally Accepted Accounting Principles, including any amount which is required to be treated as an asset subject to a Capital Lease Obligation; provided, however, that Capital Expenditures to replace or restore Property theretofore owned by Borrower or any of its Subsidiaries that is damaged, destroyed or taken by a Governmental Agency under eminent domain shall not be deemed to be Capital
                 Expenditures to the extent funded by the proceeds of insurance or eminent domain awards received by Borrower or any of its Subsidiaries.

                      "Capital  Lease  Obligations"   means  all   monetary
                 obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

                      "Cash" means, when used  in connection with any  Per-
                 son, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Gene-rally Accepted Accounting Principles, consistently applied.

                      "Cash Equivalents"  means,  when used  in  connection
                 with any Person, that Person's Investments in:

                           (a) Government Securities due within one year after the date of the making of the Investment;

                           (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case due within one year from the making of the Investment;

                           (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any Bank or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

                           (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

                           (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the
                      Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; p receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

                           (f) readily marketable commercial paper of cor-porations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, in each case due within 90 days after the date of the making of the Investment;

                           (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case having an investment period not exceeding 50 days; provided that (i) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and
                      (ii) the aggregate amount of all such investments does not exceed $15,000,000; and

                           (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or
                      (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and having on the date of such Investment total assets of at least $1,000,000,000.

                      "Certificate  of  a  Responsible  Official"  means  a
                 certificate signed by a Responsible Official of the Person providing the certificate.

                      "Change in Control"  means (a) MRI,  Gold Strike  and
                 GSP fail to collectively, directly or indirectly, own 100% of the outstanding partnership equity units of Borrower,
                 (b) MRI fails to directly or indirectly own 50% or more of the outstanding partnership equity units of Borrower, (c) the failure for any reason of Michael Ensign, Glenn Schaeffer or William Richardson or an executive appointed by MRI to be the chief executive officer of Borrower, (d) the failure for any reason of Michael Ensign, Glenn Schaeffer or William Richardson to be a Senior Officer of Gold Strike with significant responsibility for gaming operations, including the Project, or (e) any event or circumstance constituting a "change in control" or other similar occurrence under documentation evidencing or governing any Indebtedness of Borrower of $1,000,000 or more which results in an obligation of Borrower to prepay, purchase, offer to purchase, redeem or defease such Indebtedness.

                      "Closing Date"  means the  time  and Banking  Day  on
                 which the conditions set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Banks of the date that is the Closing Date.

                      "Co-Agents" means, collectively, The Long-Term Credit
                 Bank of Japan, Ltd., Los Angeles Agency and Societe Generale. The Co-Agents, in their capacity as such, shall have no obligations or liabilities under this Agreement or the other Loan Documents.

                      "Code" means the  Internal Revenue Code  of 1986,  as
                 amended or replaced and as in effect from time to time.

                      "Collateral" means all of  the collateral covered  by
                 the Collateral Documents.

                      "Collateral  Documents"   means,  collectively,   the
                 Security Agreement, the Deed of Trust, any Completion Guaranty, and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by the Completion Guarantor, Borrower or its Subsidiaries to secure the Obligations.

                      "Commitment" means  (a) at  all  times prior  to  the
                 Construction Termination Date, $175,000,000 and (b) at all times after the Construction Termination Date, the sum, not to exceed $175,000,000, of (i) the outstanding principal Indebtedness evidenced by the Notes on the Construction Termination Date, plus (ii) $2,000,000, plus the amount of Construction Costs accrued with respect to the Project which then remain unpaid, in each case minus the amount of any reductions thereto made pursuant to Sections 2.4, 2.5 and 2.6. The respective Pro Rata Shares of the Banks with respect to the Commitment are set forth in Schedule 1.1A.

                      "Commitment  Assignment  and   Acceptance"  means   a
                 commitment assignment and acceptance substantially in the form of Exhibit A.

                      "Completion  Guarantor"  means  (a)  initially,  Gold
                 Strike, or (b) in the event of any election by MRI to execute and deliver a Completion Guaranty to replace that issued by Gold Strike, MRI. The parties acknowledge that during the period from the Contribution Date through and including the Construction Termination Date, a Completion Guaranty must be in full force and effect at all times, and MRI may issue or not issue a Completion Guaranty in the exercise of its sole discretion.

                      "Completion Guaranty"  means  a  Completion  Guaranty
                 issued by the Completion Guarantor substantially in the form of Exhibit B.

                      "Compliance Certificate" means  a certificate in  the
                 form of Exhibit C, properly completed and signed by a Senior Officer of Borrower.

                      "Construction  Costs"  means,  as  of  any  date   of
                 determination, the sum of all costs, expenses and disbursements of any sort made pursuant to the Approved Budget in connection with the design, development, construction, completion or opening of the Project, as determined by Borrower and confirmed by the Administrative Agent through its designated representatives from time to time.

                      "Construction  Progress   Report"  means   a   report
                 prepared by the Bank of America Construction Services Group or its designated representative, substantially in the form of Exhibit D.

                      "Construction Termination Date" means the earlier  of
                 December 31, 1996 and the date upon which the Termination of Construction occurs.

                      "Contractual Obligation" means, as to any Person, any
                 provision of any outstanding security issued by that Person or of any material agreement, instrument or under-taking to which that Person is a party or by which it or any of its Property is bound.

                      "Contribution Date" means the time and Banking Day on
                 which  the  conditions  set   forth  in  Section  8.2  are
                 satisfied or waived by all of the Banks.

                      "Cut-Off Date" means  the first date  upon which  the
                 Commitment has been reduced to an amount which is not greater than $100,000,000.

                      "Debtor Relief Laws" means the Bankruptcy Code of the
                 United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

                      "Deed of  Trust"  means  the  deed  of  trust  to  be
                 executed and delivered by Borrower, in the form of Exhibit E, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                      "Default" means any  event that, with  the giving  of
                 any applicable  notice or  passage  of time  specified  in


                      "Default Rate" means the interest rate prescribed  in
                 Section 3.9.

                      "Designated Deposit Account" means a deposit  account
                 to be maintained by Borrower with Bank of America, as from time to time designated by Borrower by written notification to the Administrative Agent.

                      "Designated Eurodollar Market" means, with respect to
                 any Eurodollar Rate Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the
                 Administrative Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrower and the Requisite Banks.

                      "Disposition" means the  voluntary sale, transfer  or
                 other disposition of any asset of Borrower or any of its Subsidiaries other than (a) Cash, Cash Equivalents, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrower or its Subsidiaries, (b) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or its Subsidiaries, or where Borrower or that Subsidiary determines in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or that Subsidiary, (c) leases of retail space on the Project Site in the ordinary course of the business of Borrower and in a manner consistent with other similar hotel-casinos and (d) a disposition to Borrower or any of its Subsidiaries.

                      "Distribution" means, with respect to any partnership
                 equity interest, shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (i) the retirement, redemp-tion, purchase, or other acquisition for Cash or for Property by such Person of any such security, (ii) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (iii) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (iv) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

                      "Dollars" or "$" means United States dollars.

                      "Domestic Reference Bank" means Bank of America.

                      "EBITDA" means,  for any  fiscal period,  the sum  of
                 (a) Net Income for that period, plus (b) any extraordinary loss reflected in such Net Income, minus (c) any extra-ordinary gain reflected in such Net Income, plus
                 (d) Interest Expense for that period, plus (e) the aggregate amount of federal and state taxes on or measured by income of Borrower and its Subsidiaries for that period (whether or not payable during that period), plus
                 (f) depreciation, amortization and all other non-cash expenses for that period, in each case determined in accordance with Generally Accepted Accounting Principles and, in the case of items (d) and (e), only to the extent deducted in the determination of Net Income for that period.

                      "Eligible Assignee" means, with  respect to any  Bank
                 (a) another Bank,  (b) any Affiliate  of  that  Bank   and
                 (c) any commercial bank having a combined capital and surplus of $100,000,000 or more that is (i) organized under the Laws of the United States of America, any State thereof or the District of Columbia or (ii) organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, provided that (A) such bank is acting through a branch or agency located in the United States of America and (B) is otherwise exempt from withholding of tax on interest and delivers Form 1001 or Form 4224 pursuant to Section 11.21 at the time of any assignment pursuant to Section 11.8.

                      "ERISA" means the Employee Retirement Income Security
                 Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

                      "Eurodollar Banking  Day" means  any Banking  Day  on
                 which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

                      "Eurodollar Base  Rate" means,  with respect  to  any
                 Eurodollar Rate Loan, the interest rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) at which deposits in Dollars are offered by the Eurodollar Reference Bank to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance made by the Eurodollar Reference Bank with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable
                 Eurodollar Period. The determination of the Eurodollar Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

                      "Eurodollar Lending Office" means,  as to each  Bank,
                 its office or branch so designated by written notice to Borrower and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Bank, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

                      "Eurodollar  Market"  means  a  regular   established
                 market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

                      "Eurodollar    Obligations"    means     eurocurrency
                 liabilities, as defined in Regulation D.

                      "Eurodollar Period" means, as to each Eurodollar Rate
                 Loan, the period commencing on the date specified by Borrower pursuant to Section 2.1(b) and ending 1, 2, 3 or 6 months (or, with the written consent of all of the Banks, any other period) thereafter, as specified by Borrower in the applicable Request for Loan; provided that:

                           (a) The first day of any Eurodollar Period shall be a Eurodollar Banking Day;

                           (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day;

                           (c)  No Eurodollar  Period shall  extend  beyond
                      any Quarterly Payment Date unless the aggregate principal amount of all Eurodollar Rate Loans with a Eurodollar Period ending on or after that Quarterly Payment Date is no more than the Commitment which will be in effect on that Quarterly Payment Date (after giving effect to any reductions thereto scheduled for that Quarterly Payment Date); and

                           (d) No Eurodollar Period shall extend beyond the Maturity Date.

                      "Eurodollar  Rate"   means,  with   respect  to   any
                 Eurodollar Rate Loan, an interest rate per annum  (rounded determined pursuant to the following formula:

                      Eurodollar     Eurodollar Base Rate
                        Rate    =    1.00 - Eurodollar Reserve Percentage

                      "Eurodollar  Rate  Advance"  means  an  Advance  made
                 hereunder and specified to be a Eurodollar Rate Advance in accordance with Article 2.

                      "Eurodollar Rate Loan"  means a  Loan made  hereunder
                 and specified to be a Eurodollar Rate Loan in accordance with Article 2.

                      "Eurodollar Reference Bank" means Bank of America.

                      "Eurodollar Reserve Percentage"  means, with  respect
                 to any Eurodollar Rate Loan, the maximum reserve percent-age (expressed as a decimal, rounded upward, if necessary, to the nearest 1/100th of 1%) in effect on the date the Eurodollar Base Rate for that Eurodollar Rate Loan is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve require-ment (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "eurocurrency liabili-ties") having a term comparable to the Interest Period for such Eurodollar Rate Loan. The determination by the Administrative Agent of any applicable Eurodollar Reserve Percentage shall be conclusive in the absence of manifest error.

                      "Event of Default" shall have the meaning provided in
                 Section 9.1.

                      "Federal Funds Rate" means, as of any date of  deter-
                 mination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publica-tion, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any rele-vant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any succes-sor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Admin-istrative Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

                      "FIRREA" means  the  Financial  Institutions  Reform,
                 Recovery and Enforcement Act of 1989, as it may be amended from time to time.

                      "Fiscal Quarter" means the fiscal quarter of Borrower
                 consisting of a three-month fiscal period ending on each March 31, June 30, September 30 and December 31.

                      "Fiscal Year"  means  the  fiscal  year  of  Borrower
                 consisting   of  a  twelve-month  period  ending  on  each
                 December 31.

                      "Funded Debt" means, as of any date of determination,
                 without duplication, the sum of (a) all principal Indebtedness of Borrower and its Subsidiaries for borrowed money (including debt securities issued by Borrower or any of its Subsidiaries) on that date, plus (b) the aggregate amount of all Capital Lease Obligations of Borrower and its Subsidiaries on that date.

                      "Funded Debt to Project Costs Ratio" means, as of any
                 date of determination, the ratio of Funded Debt as of that date to Project Costs as of that date.

                      "Gaming Board"  means, collectively,  (a) the Nevada
                 Gaming Commission, (b) the Nevada State Gaming Control Board, and (c) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and its Subsidiaries within its jurisdiction.

                      "Gaming Laws" means  all Laws pursuant  to which  any
                 Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and its Subsidiaries within its jurisdiction.

                      "Generally Accepted Accounting Principles" means,  as
                 of  any  date  of  determination,  accounting   principles
                 (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants,
                 (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

                      "Gold Strike" means Goldstrike Finance Company, Inc.,
                 a Nevada corporation, its successors and assigns.

                      "Government  Securities"  means  readily   marketable
                 (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America,  or
                  (b) obligations of an  agency or instrumentality  of,  or
                 corporation owned, controlled or sponsored by, the  United
                 States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

                      "Governmental Agency"  means  (a)  any international,
                 foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or
                 (c) any court or administrative tribunal of competent jurisdiction.

                      "GSP"  means  Gold  Strike  L.V.,  a  Nevada  general
                 partnership, a majority of the equity interests of which are, directly or indirectly, owned by Michael Ensign, Glenn Schaeffer, William Richardson, David Belding and Peter Simon.

                      "Guaranty Obligation" means,  as to  any Person,  any
                 (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assur-ance given by that Person to an obligee of any other
                 Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determin-able, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

                      "Hazardous Materials"  means  substances  defined  as
                 hazardous  substances   pursu
                 Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. S 9601 et seq., or as hazardous, toxic or pollutant pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. S 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. S 6901, et seq., or any other Law relating to environmental contaminants or environmental hygiene, in each case as such Laws are amended from time to time.

                      "Hazardous Materials Laws"  means all federal,  state
                 or local laws, ordinances, rules or regulations governing the disposal, transfer, generation, storage or other treatment of Hazardous Materials applicable to any of the Real Property.

                      "Indebtedness"  means,  as  to  any  Person  (without
                 duplication), (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms), including any Guaranty Obligation for any such indebtedness, (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the value of such assets,
                 (c) Capital Lease Obligations of such Person, (d) indebt-edness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under a Swap Agreement.

                      "Intangible Assets" means assets that are  considered
                 intangible assets under Generally Accepted Accounting Principles, including customer lists, goodwill, computer software, copyrights, trade names, trademarks and patents.

                      "Interest Coverage" means, as of the last day of each
                 Post-Construction Fiscal Quarter (including the last day of a Post-Construction Fiscal Quarter which is also the last day of a Fiscal Year), the ratio of (a) Annualized EBITDA for that Post-Construction Fiscal Quarter minus any Permitted Tax Distributions made during that Post-Construction Fiscal Quarter and the three immediately preceding Fiscal Quarters, to (b) Interest Expense of Borrower and its Subsidiaries for that Post-Construction Fiscal Quarter and the three immediately preceding Fiscal Quarters plus payments made by Borrower and its Subsidiaries in Cash with respect to Capital Lease Obligations during that Post-Construction Fiscal Quarter and the three immediately preceding Fiscal Quarters.

                       "Interest Differential"  means, with respect  to any
                 prepayment of a Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in any Request for Loan, (a) the per annum interest rate payable (or, with respect to a failure to borrow, the interest rate which would have been payable) pursuant to Section 3.1(c) with respect to the Eurodollar Rate Loan minus (b) the Eurodollar Rate on, or as near as practicable to, the date of the prepayment or failure to borrow for a Eurodollar Rate Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the Eurodollar Rate Loan so prepaid or which would have been borrowed on such date.

                      "Interest Expense" means, as of  the last day of  any
                 fiscal period, the sum of (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles, plus (b) the portion of rent paid or payable (without duplication) for that fiscal period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

                      "Interest  Period"   means,  with   respect  to   any
                 Eurodollar Rate Loan, the related Eurodollar Period.

                      "Investment" means, when used in connection with  any
                 Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

                      "Joint Venture  Agreement"  means the  Joint  Venture
                 Agreement dated as of December 9, 1994, between GSP and MRGS with respect to Borrower (as to which MRI is a limited party for the purposes of certain sections thereof), as in effect on the Closing Date.

                      "Laws"  means,   collectively,   all   international,
                 foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and binding administrative or judicial precedents.

                      "License Revocation" means the revocation, failure to
                 renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Borrower and its Subsidiaries.

                      "Lien" means  any mortgage,  deed of  trust,  pledge,
                 hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether volun-tarily incurred or arising by operation of Law or other-wise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

                      "Loan" means the  aggregate of the  Advances made  at
                 any one time by the Banks pursuant to Article 2.

                      "Loan Documents" means, collectively, this Agreement,
                 the Notes, the Short Term Guaranty, the Swing Line Documents, the Collateral Documents, any Secured Swap Agreement, the Related Party Agreement, each Request for Loan, each Compliance Certificate, each Construction Progress Report and any other agreements of any type or nature hereafter executed and delivered by MRI, Gold Strike, Borrower or any of its Subsidiaries or Affiliates to the Administrative Agent or to any Bank in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

                      "Margin Stock" means "margin  stock" as such term  is
                 defined in Regulation G or U.

                      "Material Adverse Effect"  means any  set of  circum-
                 stances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document,
                 (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business operations or prospects of Borrower and its Subsidiaries, taken as a whole, or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower and its Subsidiaries, taken as a whole, to perform the Obligations.

                      "Maturity Date" means the date that is five (5) years
                 after the Construction Termination Date, but not than September 30, 2001.

                      "MRGS" means MRGS Corp.,  a Nevada corporation  which
                 is an indirect wholly-owned subsidiary of MRI.

                      "MRI" means  Mirage Resorts,  Incorporated, a  Nevada
                 corporation, and its successors and permitted assigns.

                      "Multiemployer Plan" means any employee benefit  plan
                 of the type described in Section 4001(a)(3) of ERISA.

                      "Negative Pledge" means a Contractual Obligation that
                 contains a covenant binding on Borrower or any of its Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under
                 Section 6.8 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

                      "Net Cash Proceeds" means Net Proceeds to the  extent
                 consisting of Cash.

                      "Net  Income"  means,  with  respect  to  any  fiscal
                 period, the consolidated net income of Borrower and its Subsidiaries for that period, determined in accordance with Generally Accepted Accounting Principles, consis-tently applied.

                      "Net Proceeds" means,  with respect  to any  Disposi-
                 tion, the gross sales proceeds received by Borrower and its Subsidiaries from such Disposition (including Cash, Property and the assumption by the purchaser of any lia-bility of Borrower or its Subsidiaries) net of brokerage commissions, legal expenses and other transactional costs payable by Borrower and its Subsidiaries with respect to such Disposition and net of an amount determined in good faith by Borrower to be the estimated amount of income taxes payable by Borrower attributable to such Disposition.

                      "Note" means  any of  the  promissory notes  made  by
                 Borrower to a Bank evidencing Advances under that Bank's Pro Rata Share of the Commitment, substantially in the form of Exhibit F, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                      "Obligations"   means   all   present   and    future
                 obligations of every kind or nature of Borrower or any Party at any time and from time to time owed to the Administrative Agent or the Banks or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Subsidiary or Affiliate of Borrower.

                      "Opinion of  Counsel"  means  the  favorable  written
                 legal opinion of Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered, special counsel to Borrower and its Subsidiaries, issued on the Contribution Date sub-stantially in the form of Exhibit G, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

                      "Partner Subordinated Notes" means those two  certain
                 unsecured Revolving Subordinated Promissory Notes made by Borrower in favor of MRGS and GSP, each substantially in the form of Exhibit H, and in the principal amount of $10,000,000 each, as originally issued.

                      "Party" means any Person  other than the  Administra-
                 tive Agent and the Banks, which now or hereafter is a party to any of the Loan Documents.

                      "PBGC" means the Pension Benefit Guaranty Corporation
                 or any successor thereof established under ERISA.

                      "Pension Plan"  means any  "employee pension  benefit
                 plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

                      "Permitted  Distributions"  means,  for  each  fiscal
                 period, the amount of the Permitted Profit Distributions made during that fiscal period plus the amount of Permitted Tax Distributions made during that fiscal period.

                      "Permitted Encumbrances" means:

                           (a) inchoate Liens incident to construction on or maintenance of Real Property; or Liens incident to construction on or maintenance of Real Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

                           (b) Liens for taxes and assessments on Real Property which are not yet past due; or Liens for taxes and assessments on Real Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

                           (c) minor defects and irregularities in title to any Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is or may reasonably be expected to be held;

                           (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Real Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Real Property for the purposes for which it is or may reasonably be expected to be held;

                           (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to or affecting the Real Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

                           (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Real Property;

                           (g) rights reserved to or vested in any Govern-mental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

                           (h)  present   or   future   zoning   laws   and
                      ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Real Property;

                           (i) statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

                           (j) covenants, conditions, and restrictions affecting the use of Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes held;

                           (k) rights of tenants under leases and rental agreements covering Real Property entered into in the ordinary course of business of the Person owning such Real Property;

                           (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                           (m) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower or a Subsidiary of Borrower is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

                           (n) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidenc-ing an extension of credit to the depositor) in the ordinary course of business;

                           (o) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

                           (p) Liens consisting of deposits of Property to secure statutory obligations of Borrower or any Subsidiary of Borrower in the ordinary course of its business;

                           (q) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower or any
                      Subsidiary of Borrower is a party in the ordinary course of its business;

                           (r) Liens created by or resulting from any litigation or legal proceeding involving Borrower or a Subsidiary of Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture; and

                           (s) other non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of Borrower and the Subsidiaries of Borrower, taken as a whole.

                      "Permitted Profit Distributions" means  Distributions
                 made by Borrower to the partners of Borrower in the amounts, and on the dates, permitted by Section 6.5(c).

                      "Permitted Right of Others"  means a Right of  Others
                 consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity and (d) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

                      "Permitted  Tax  Distributions"  means  Distributions
                 made by Borrower to the partners of Borrower in an aggregate amount not exceeding the combined federal and state income tax then payable (including estimated income taxes then payable) under then applicable Laws with respect to the taxable income of Borrower attributable to the ultimate tax-paying Persons directly or indirectly owning Borrower (including their distributive shares of any components or tax attributes thereof), assuming:

                      (i) that the tax rate payable by each such Person with respect thereto is the highest statutory individual or corporate tax rate (whichever is higher) then in effect with respect to any such Person;

                      (ii) that such Persons have no other taxable income, loss, deductions or other tax attributes; and

                      (iii) that any net operating loss carryforward attributable to Borrower if it were a tax-paying entity would be available in such Fiscal Year to such Persons;

                 all as set forth in calculations in reasonable detail attached to a letter from Arthur Andersen LLP (or other independent public accountants of recognized standing selected by Borrower and satisfactory to the Requisite Banks) furnished to the Administrative Agent not later than five (5) days prior to any such Distribution.

                      "Person" means any individual or entity, including  a
                 trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

                      "Plans" means all drawings, plans and  specifications
                 prepared by or for Borrower, Gold Strike, GSP, MRGS or MRI, as the same may be amended or supplemented from time to time, and, if required, submitted to and approved by the Clark County Building Department, all of which plans and specifications describe and show the construction of the Project and the labor and materials necessary for the construction thereof together with the construction budget therefor.

                      "Post-Construction Fiscal Quarter" means each  Fiscal
                 Quarter  which  begins  on   or  after  the   Construction
                 Termination Date.

                      "Pricing Occurrence" means with respect to any change
                 in the Annualized Funded Debt Ratio after the Construction Termination Date which results in a change in the Applicable Pricing Level, the earlier of (i) the date upon which Borrower delivers the Compliance Certificate to the Administrative Agent reflecting such changed Annualized Funded Debt Ratio or (ii) the date upon which Borrower is required by Section 7.2 to deliver such Compliance Certificate.

                      "Pricing Period"  means (a) the period commencing  on
                 the Construction Termination Date and ending on the date of the first Pricing Occurrence to occur thereafter and
                 (b) each subsequent period commencing on the date immediately following the date of a Pricing Occurrence and ending on the date of the next Pricing Occurrence to occur.

                      "Project" means  the  proposed 2,500  to  3,000  room
                 hotel and approximately 82,000 square foot casino to be constructed on the Project Site (and, if acquired by Borrower, on any of the approximately 6 acres now comprising the premises of the La Quinta, Rodeway and Desert Rose Motels immediately adjacent to the Project
                 Site) in accordance with the Plans.

                      "Project  Costs"   means,   as  of   each   date   of
                 determination, the cumulative Construction Costs paid or incurred by Borrower with respect to the Project as of that date plus the Attributed Land Value as of that date.

                      "Project Site" means the  approximately 43 acre  site
                 on the Las Vegas Strip which is the proposed location for the Project, which real property is further described on
                 Schedule 1.1B, provided that the Project Site shall also be deemed to include any of the approximately 6 acres now comprising the premises of the La Quinta, Rodeway and Desert Rose Motels immediately adjacent to the Project Site upon the taking of the actions specified in Section 5.12.

                      "Projections"   means   the   financial   projections
                 contained  in  the  Confidential  Information   Memorandum
                 distributed by or on behalf of Borrower to th about August 26, 1994.

                      "Property" means any interest in any kind of property
                 or asset, whether real, personal or mixed, or tangible or intangible.

                      "Pro Rata Share"  means, with respect  to each  Bank,
                 the percentage of the Commitment set forth opposite the name of that Bank on Schedule 1.1A.

                      "Quarterly  Payment  Date"   means  each  March   31,
                 June 30, September 30, and December 31.

                      "Real Property" means, as  of any date of  determina-
                 tion, all real Property then or theretofore owned, leased or occupied by Borrower or any of its Subsidiaries, including the Project Site.

                      "Reference Rate" means the rate of interest  publicly
                 announced from time to time by the Domestic Reference Bank in San Francisco, California (or other headquarters city of the Domestic Reference Bank), as its "reference rate." It is a rate set by the Domestic Reference Bank based upon various factors including the Domestic Reference Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by the Domestic Reference Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

                      "Regulation D"  means Regulation  D, as  at any  time
                 amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

                      "Regulations G, T, U and X" means Regulations G, T, U
                 and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

                      "Related Party  Agreement"  means the  Related  Party
                 Agreement to be executed and delivered by MRI, MRGS, Gold Strike and GSP in the form of Exhibit I, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                      "Request for Loan" means a written request for a Loan
                 substantially in the form of Exhibit J, signed by a Responsible Official of Borrower and properly completed to provide all information required to be included therein.

                      "Requirement of  Law" means,  as to  any Person,  the
                 articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                      "Requisite  Banks"  means  (a)  as  of  any  date  of
                 determination if the Commitment is then in effect, Banks having in the aggregate 65% or more of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated and there is then any Indebtedness evidenced by the Notes, Banks holding Notes evidencing in the aggregate 65% or more of the aggregate Indebtedness then evidenced by the Notes.

                      "Responsible  Official"  means  (a)  when  used  with
                 reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

                      "Right of Others" means, as to any Property in  which
                 a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right to acquire a Lien; provided, however, that
                 (a) any covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) any provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right, shall not be deemed to constitute a Right of Others.

                      "Secured  Swap  Agreement"  means  a  Swap  Agreement
                 between Borrower and a Bank.

                      "Security Agreement" means the security agreement  to
                 be executed and delivered by Borrower, substantially in the form of Exhibit K, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                      "Senior  Officer"  means   the  (a)  chief  executive
                 officer,  (b) president,  (c)  executive  vice  president,
                 (d) senior vice  president, (e)  chief financial  officer,
                 (f) treasurer or (g) assistant treasurer of the Person designated and, in case of Borrower, the officers of Borrower's managing partner fulfilling those functions.

                      "Short Term Guaranty" means  the Short Term  Guaranty
                 to be executed and delivered by Gold Strike substantially in the form of Exhibit L, pursuant to which Gold Strike shall guarantee the payment of commitment fees and expenses accruing or payable by Borrower to the Administrative Agent and the Banks hereunder prior to the Contribution Date, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted. The Short Term Guaranty shall provide, inter alia, for the release thereof upon the recordation of the Deed of Trust and the satisfaction of the other conditions precedent set forth in Section 8.2.

                      "Special Eurodollar  Circumstance" means  the  appli-
                 cation or adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Bank or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks.

                      "Subordinated Obligations" means any Indebtedness  of
                 Borrower which is subordinated in right of payment to the Obligations, the terms of which are acceptable to the Requisite Banks in their sole discretion.

                      "Subsidiary" means, as of  any date of  determination
                 and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the part-nership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

                      "Swap Agreement"  means a  written agreement  between
                 Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other protection with respect to any Indebtedness.

                      "Swing Line"  means  the  revolving  line  of  credit
                 established by the Swing Line Bank in favor of Borrower pursuant to Section 2.9.

                      "Swing Line Bank" means Bank of America Nevada.

                      "Swing Line Documents" means the promissory note  and
                 any other documents executed by Borrower in favor of the Swing Line Bank in connection with the Swing Line.

                      "Swing Line Loans" means loans made by the Swing Line
                 Bank to Borrower pursuant to Section 2.9.

                      "Swing Line Outstandings"  means, as of  any date  of
                 determination, the aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

                      "Termination  of  Construction"  means  that  (a)   a
                 temporary certificate of occupancy has been issued for the Project by the Clark County Building Department; (b) a Notice of Completion for the Project has been duly recorded; (c) all materialmen's claims, mechanics liens or other Liens or claims for Liens directly related to the Project (other than those created pursuant to the Loan Documents) have been paid or satisfactory provisions have been made for such payment; (d) certificates have been delivered by the Project architect and Project manager and by a Responsible Official of Borrower to the Administrative Agent and the Banks certifying that the Project has been substantially completed in accordance with the Plans and all applicable building laws, ordinances and regulations; (e) the Project is in a condition (including installation of fixtures, furnishings and equipment) to receive customers and engage in its operations in the ordinary course of business, and (f) Borrower has been awarded all necessary licenses, permits and consents (including all licenses required under applicable Gaming Laws) to operate the Project and the gaming operations intended to be conducted thereon.

                      "Title Company" means United Title of Nevada or  such
                 other title insurance company as is reasonably acceptable to the Administrative Agent.

                      "to the best  knowledge of" means,  when modifying  a
                 representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circum-stances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

                      "type",  when  used  with  respect  to  any  Loan  or
                 Advance, means the designation of whether such Loan or Advance is an Alternate Base Rate Loan or Advance, or a Eurodollar Rate Loan or Advance.

                      1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

                      1.3 Accounting  Terms.    All  accounting  terms  not
            specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the covenants contained in Sections 6.11 through 6.13 would then be calculated in a different manner or with different components, (a) Borrower and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections during the 120-day period following any such change in Generally Accepted Accounting Principles if and to the extent that Bor-rower would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change.

                     1.4 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

                     1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

                     1.6 References to "Borrower and its Subsidiaries". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times as Borrower shall have no Subsidiaries. No use of the term "Subsidiary" or any derivative thereof in the Loan Documents shall imply a right in Borrower to make any Investments in or Acquisitions of any Person.

                     1.7 Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                       Article 2
                                         LOANS
                                       _________

                      2.1  Loans-General.
                           _____________

                           (a)  Subject to  the  terms and  conditions  set
                 forth in this Agreement, from time to time from the Closing Date through the Maturity Date each Bank shall, pro rata according to that Bank's Pro Rata Share of the then applicable Commitment, make revolving Advances to Borrower under the Commitment in such amounts as Borrower may request that do not result in the sum of (i) the aggregate principal amount outstanding under the Notes plus (ii) the Swing Line Outstandings exceeding the then applicable Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Commitment without premium or penalty.

                           (b)  Subject to  the  next sentence,  each  Loan
                 shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, and (iv) in the case of a Eurodollar Rate Loan, the Interest Period for such Loan. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrower to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. Neither the Administrative Agent nor any Bank shall incur any liability whatsoever hereunder in acting upon any telephonic request for Loan purportedly made by a Responsible Official of Borrower, which hereby agrees to indemnify the Administrative Agent and the Banks from any loss, cost, expense or liability as a result of so acting.

                           (c)  Promptly following receipt of a Request for
                 Loan
                 telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Interest Period, and that Bank's Pro Rata Share of the Loan. Not later than 11:00 a.m., San Francisco time, on the date specified for any Loan (which must be a Banking Day), each Bank shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in
                 Article 8, all Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

                           (d)  Unless   the  Requisite   Banks   otherwise
                 consent, each Loan shall be not less than $1,000,000.

                           (e) The Advances made by each Bank shall be evidenced by that Bank's Note.

                           (f)  A Request  for  Loan shall  be  irrevocable
                 upon  the   Administrative  Agent's   first   notification
                 thereof.

                           (g) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of
                 Section 2.1(b), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or 2.3 in connection with a Loan which, if made and giving effect to the application of the proceeds thereof, would not increase the outstanding principal Indebtedness evidenced by the Notes, then Borrower shall be deemed to have requested, as of the date upon which the related then outstanding Loan is due pursuant to Section 3.1(e)(i), an Alternate Base Rate Loan in an amount equal to the amount necessary to cause the outstanding principal Indebtedness evidenced by the Notes to remain the same and, subject to
                 Section 8.3, the Banks shall make the Advances necessary to make such Loan notwithstanding Sections 2.1(b), 2.2 and 2.3.

                           (h) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or the Banks, as the case may be, shall at the request of the Administrative Agent make available to the Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

                      2.2 Alternate Base Rate Loans. Each request by Borrower for an Alternate Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if appli-cable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m. San Francisco time, on the date (which must be a Banking Day) of the requested Alternate Base Rate Loan. All Loans shall constitute Alternate Base Rate Loans unless properly designated as a Eurodollar Rate Loan pursuant to Section 2.3.

                      2.3  Eurodollar Rate Loans.

                           (a) Each request by Borrower for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 10:00 a.m., San Francisco time, at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

                           (b) On the date which is two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Banks by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

                           (c) Unless the Administrative Agent and the Requisite Banks otherwise consent, no more than ten (10) Eurodollar Rate Loans shall be outstanding at any one time.

                           (d) No Eurodollar Rate Loan may be requested during the existence of a Default or Event of Default.

                           (e) Nothing contained herein shall require any Bank to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.

                       2.4 Voluntary  Reduction  of  Commitment.   Borrower
            shall have the right, at any time and from time to time, with-out penalty or charge, upon at least three (3) Banking Days' prior written notice by a Responsible Official of Borrower to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitment, provided that any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitment being reduced or terminated. The Administrative Agent shall promptly notify the Banks of any reduction or termination of the Commitment under this Section.

                       2.5 Scheduled Mandatory Reductions of Commitment. The Commitment shall automatically and permanently reduce (a) on the last day of the fourth Post-Construction Fiscal Quarter, to an amount which is not greater than $150,000,000, (b) on the last day of the fifth Post-Construction Fiscal Quarter and each of the next seven Post-Construction Fiscal Quarters, by $6,250,000, and (c) on the last day of each subsequent Post-Construction Fiscal Quarter, by $12,500,000.

                      2.6 Other Mandatory Reductions of Commitment. The Commitment shall automatically and permanently reduce (a) on the first Banking Day of the calendar month which is one calendar month following the last day of each of the first four Post-Construction Fiscal Quarters, by the amount of Available Cash Flow during each such Post-Construction Fiscal Quarter, and (b) until the Cut-Off Date, concurrently with the making of each Permitted Profit Distribution, in the amount of such Permitted Profit Distribution.

                      2.7 Optional Termination of Commitment. Following the occurrence of a Change in Control, the Requisite Banks may in their sole and absolute discretion elect, during the thirty (30) day period immediately subsequent to the later of
            (a) such occurrence or (b) the earlier of (i) receipt of Borrower's written notice to the Administrative Agent of such occurrence or (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent has actual knowledge thereof, to terminate the Commitment, in which case the Commitment shall be terminated, and Borrower shall thereupon be obligated to immediately repay the outstanding Obligations, effective on the date which is thirty (30) days subsequent to written notice from the Administrative Agent to Borrower thereof.

                     2.8 Administrative Agent's Right to Assume Funds Available for Advances. Unless the Administrative Agent shall have been notified by any Bank no later than the Banking Day prior to the funding by the Administrative Agent of any Loan that such Bank does not intend to make available to the Administrative Agent such Bank's portion of the total amount of such Loan, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reli-ance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Bank interest on such corre-sponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Bank as a result of any default by such Bank hereunder.

                     2.9 Swing Line. The Swing Line Bank shall from time to time through the day prior to the Maturity Date make Swing Line Loans to Borrower in such amounts as Borrower may request, provided that (i) giving effect to such Swing Line Loan, the Swing Line Outstandings do not exceed $5,000,000,
            (ii) giving effect to such Swing Line Loan, the aggregate prin-cipal amount outstanding under the Notes plus the Swing Line Outstandings do not exceed the then applicable Commitment,
            (iii) without the consent of all of the Banks, no Swing Line Loan may be made during the continuation of a Default or an Event of Default and (iv) the Swing Line Bank has not given at least twenty-four (24) hours prior notice to Borrower that availability under the Swing Line is suspended or terminated. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Bank, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrower made to the Swing Line Bank not later than 3:00 p.m., Las Vegas time, on the Banking Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier with a copy submitted by telecopier to the Administrative Agent). Promptly after receipt of such a request for borrowing, the Swing Line Bank shall obtain telephonic verification from the Administrative Agent that, giving effect to such request, availability for Loans will exist under Section 2.1 (and such verification shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Bank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If Borrower instructs the Swing Line Bank to debit its demand deposit account at the Swing Line Bank in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Bank otherwise receives repayment, after 3:00 p.m., Las Vegas time, on a Banking Day, such payment shall be deemed received on the next Banking Day. The Swing Line Bank shall promptly notify the Administrative Agent of the Swing Line Outstandings each time there is a change therein.

                      Swing Line Loans shall bear interest at a fluctuating
            rate per annum equal to the Alternate Base Rate plus the Applicable Alternate Base Rate Margin, payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Bank and in any event on the Maturity Date. The Swing Line Bank shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans shall be solely for the account of the Swing Line Bank, except to the extent that any Bank has funded the participation purchased by that Bank in accordance with this Section.

                      The Swing Line Loans shall be payable on demand  made
            by the Swing Line Bank and in any event on the Maturity Date.

                      Upon the making of a Swing Line Loan, each Bank shall
            be deemed to have purchased from the Swing Line Bank a partici-pation therein in an amount equal to that Bank's Pro Rata Share of the Commitment times the amount of the Swing Line Loan. Upon demand made by the Swing Line Bank through the Administrative Agent, each Bank shall, according to its Pro
            Rata Share of the Commitment, promptly provide to the Administrative Agent for the account of the Swing Line Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swing Line Bank with respect to any Swing Line Loan made in accordance with the terms hereof shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

                      In the event that  there are Swing Line  Outstandings
            on three (3) consecutive Banking Days, then on the next Banking Day (unless Borrower has made other arrangements acceptable to the Swing Line Bank to repay the Swing Line Outstandings in full), Borrower shall request a Loan pursuant to Section 2.1(a) in an amount complying with Section 2.1(d) and sufficient to repay the Swing Line Outstandings in full. The Administrative Agent shall automatically provide such amount to the Swing Line Bank (which the Swing Line Bank shall then apply to the Swing Line Outstandings) and credit any balance of the Loan in immediately available funds to the Designated Deposit  Account.
             In the event that Borrower fails to request a Loan within  the
            time  specified  by   Section 2.2  on   any  such    date,  the
            Administrative Agent may, but is not required to, without notice to or the consent of Borrower, cause Advances to be made by the Banks under the Commitment in the amount necessary to comply with Section 2.1(d) and sufficient to repay all Swing Line Outstandings and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid to the Swing Line Bank for application to the Swing Line Outstandings.

                                       Article 3
                                   PAYMENTS AND FEES
                                   _________________

                      3.1  Principal and Interest.

                           (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

                           (b) Interest accrued on each Alternate Base Rate Loan on each Quarterly Payment Date, and on the date of any prepayment of the Notes pursuant to Section 3.1(f), shall be due and payable on that day. Except as otherwise provided in Section 3.9, the unpaid principal amount of any Alternate Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the Applicable Alternate Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Alternate Base Rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate.

                           (c) Interest accrued on each Eurodollar Rate Loan which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Banks have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar
                 Period) and on the last day of the related Eurodollar Period. Except as otherwise provided in Sections 3.1(d) and 3.9, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus the Applicable Eurodollar Rate Margin.

                           (d) During the existence of a Default or Event of Default, the Requisite Banks may determine that any or all then outstanding Eurodollar Rate Loans shall be shall be effective upon notice to Borrower from the Requisite Banks (or from the Administrative Agent on behalf of the Requisite Banks) and shall continue so long as such Default or Event of Default continues to exist.

                           (e) If not sooner paid, the principal Indebted-ness evidenced by the Notes shall be payable as follows:

                                (i)   the   principal   amount   of    each
                      Eurodollar Rate Loan shall be payable (subject to Section 2.1(g)) on the last day of the Interest Period for such Loan;

                                (ii)  the amount,  if  any,  by which   the
                      principal outstanding Indebtedness evidenced by the Notes plus the Swing Line Outstandings at any time exceeds the Commitment shall be payable immediately and  shall be applied  to the  Notes; and

                                (iii)    the     principal     Indebtedness
                      evidenced by the Notes and the Swing Line Documents shall in any event be payable on the Maturity Date.

                           (f) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Section (i) any partial prepayment shall be not less than $1,000,000,
                 (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m. San Francisco time on the date of prepayment (which must be a Banking Day) in the case of an Alternate Base Rate Loan, and, in the case of a Eurodollar Rate Loan, three (3) Banking Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any pay-ment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applic-able Interest Period shall be subject to Section 3.8(d).

                      3.2  Arrangement Fee.  On the  Closing Date, Borrower
            shall pay to the Arranger an arrangement fee in the amount heretofore agreed upon by letter agreement between Borrower and the Arranger. Such arrangement fee is for the services of the Arranger in arranging the credit facilities under this Agreement and is fully earned when paid. The arrangement fee paid to the Arranger is solely for its own account and is nonrefundable.

                      3.3  Upfront Fees.   On  the Closing  Date,  Borrower
            shall pay to the Administrative Agent, for the respective accounts of the Co-Agents, upfront fees in the respective amounts heretofore agreed upon by letter agreement between Borrower and each Co-Agent. On the Closing Date, Borrower shall further pay to the Administrative Agent, for the respective accounts of the Banks (other than the Co-Agents) pro rata according to their Pro Rata Share of the Commitment, an upfront fee in an amount set forth in a letter from the Arranger to each Bank and acknowledged by that Bank as the applicable upfront fee for such Bank. Such upfront fees are for the credit facilities committed by each Bank under this Agreement and are fully earned as of the Closing Date. The upfront fees paid to each Bank are solely for its own account and are nonrefundable.

                      3.4 Commitment Fees. From November 1, 1994, Borrower shall pay to the Administrative Agent, for the ratable accounts of the Banks pro rata according to their Pro Rata Share of the Commitment, a commitment fee equal to the Applicable Commitment Fee Rate per annum times the average daily amount by which the Commitment exceeds the aggregate principal Indebtedness outstanding under the Notes. The commitment fee shall be pay-able quarterly in arrears on each Quarterly Payment Date and on the Maturity Date.

                      3.5 Agency Fees. Borrower shall pay to the Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrower and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

                      3.6 Construction Services Fees. Borrower shall pay to Bank of America a construction services fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrower and Bank of America. The construction services fee is for the services to be performed by Bank of America's Construction Services Group and is fully earned on the date paid. The construction services fees are solely for the account of Bank of America and are nonrefundable.

                      3.7  Increased Commitment Costs.  If  any Bank  shall
            determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Bank (or its Eurodollar Lending Office) or any corporation controlling the Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such
            Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten (10) Banking Days after demand of such Bank, Borrower shall pay to such Bank, from time to time as specified in good faith by such Bank, additional amounts sufficient to compensate such Bank in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement. Each Bank's determination of such amounts shall be conclusive in the absence of manifest error.

                      3.8  Eurodollar Costs and Related Matters.

                           (a) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

                           (1) shall subject any Bank or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Bank attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, excluding, in the case of each Bank, the Administrative Agent, each Co-Agent and each Eligible Assignee, and any Affiliate or Eurodollar Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby),
                      (ii) any withholding taxes  or other  taxes based  on

                      (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or
                      (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws;

                           (2) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding the Eurodollar Reserve Percentage taken into account in calculating the Eurodollar Rate), special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Bank or its Eurodollar Lending Office; or

                           (3) shall impose on any Bank or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

                 and the result of any of the foregoing, as determined in good faith by such Bank, increases the cost to such Bank or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any
                 Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar

                 Rate Advances or reduces the amount of any sum received or receivable by such Bank or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (assuming such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, within five (5) Banking Days after demand by such Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). Borrower hereby indemnifies each Bank against, and agrees to hold each Bank harmless from and reimburse such Bank within ten (10) Banking Days after demand for (without duplication) all costs, expenses, claims, penalties, liabilities, losses, reasonable legal fees and damages incurred or sustained by each Bank in connection with this Agreement, or any of the rights, obligations or transactions provided for or contemplated herein, as a direct result of the existence or occurrence of any Special Eurodollar Circumstance. A statement of any Bank claiming compensation under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Bank to compensation pursuant to this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Bank, other-wise be materially disadvantageous to such Bank. If any Bank claims compensation under this Section, Borrower may at any time, upon at least four (4) Eurodollar Banking Days' prior notice to the Administrative Agent and such Bank and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by Section 3.8(d), pay in full the affected Eurodollar Rate Advances of such Bank or request that such Eurodollar Rate Advances be converted to Alternate Base Rate Advances.

                           (b)  If, after the date hereof, the existence or
                 occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Bank, make it unlawful or impossible for such Bank or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Bank shall so notify the Administrative Agent, then such Bank's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Banks and Borrower. Upon receipt of such notice, the outstanding principal amount of such Bank's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Alternate Base Rate Advances with Interest Periods corresponding to the Eurodollar Loans of which such Eurodollar Rate Advances were a part on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Bank may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 3.8(d). Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Bank to notify the Administrative Agent under this Section 3.8(b), and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Bank, otherwise be materially disadvantageous to such Bank. In the event that any Bank is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar
                 Rate Loan, such Bank shall fund such amount as an Alternate Base Rate Advance for the same period of time, and such amount shall be treated in all respects as an Alternate Base Rate Advance. Any Bank whose obligation to make Eurodollar Rate Advances has been suspended under this Section 3.8(b) shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

                           (c) If, with respect to any proposed Eurodollar Rate Loan:

                           (1) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks, deposits in Dollars (in the applicable amounts) are not being offered to any Bank in the Designated Eurodollar Market for the applicable Eurodollar Period; or

                           (2) the Requisite Banks advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Banks for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and applicable Eurodollar Rate Advances;

                 then the Administrative Agent forthwith shall give notice thereof to Borrower and the Banks, whereupon until the
                 Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Banks to make any future
                 Eurodollar Rate Advances shall be suspended. If at the time of such notice there is then pending a Request for Loan that specifies a Eurodollar Rate Loan, such Request for Loan shall be deemed to specify an Alternate Base Rate Loan.

                           (d) Upon payment or prepayment of any Eurodollar Rate Advance (other than as the result of a conversion required under Section 3.1(e) or 3.8(b)), on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the failure of a Bank to make an Advance) to borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Request for Loan, Borrower shall pay to the appropriate Bank within ten (10) Banking Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market) equal to the sum of:

                           (1) the principal amount of the Eurodollar Rate Advance prepaid or not borrowed, as the case may be, times the number of days between the date of prepayment or failure to borrow, as applicable, and the last day in the applicable Eurodollar Period, divided by 360, times the applicable Interest
                      Differential (provided that the product of the foregoing formula must be a positive number); plus

                           (2)   all out-of-pocket expenses incurred by the
                      Bank  reasonably   attributable  to   such   payment,
                      prepayment or failure to borrow.

                 Each Bank's determination of the amount of any prepayment fee payable under this Section 3.8(d) shall be conclusive in the absence of manifest error.

                      3.9 Late Payments. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Bank is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Alternate Base Rate plus the Applicable Alternate Base Rate Margin plus 2%, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

                      3.10 Computation of Interest and Fees. Computation of interest on Alternate Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Eurodollar Rate Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Banks than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day.

                      3.11 Non-Banking Days. If any payment to be made by Borrower or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

                      3.12  Manner and Treatment of Payments.

                           (a) Each payment hereunder (except payments pursuant to Sections 3.7, 3.8, 11.3, 11.11 and 11.22) or on the Notes, on the Swing Line Documents or under any other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Banks or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m., San Francisco time, on the day of payment (which must be a Banking Day). All payments received after 11:00 a.m., San Francisco time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Bank shall be immediately paid by the Administrative Agent to the applicable Bank in immediately available funds and, if such payment was received by the

                 Administrative Agent by 11:00 a.m., San Francisco time, on a Banking Day and not so made available to the account of a Bank on that Banking Day, the Administrative Agent shall reimburse that Bank for the cost to such Bank of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

                           (b) Each payment or prepayment on account of any Loan (other than Swing Line Loans) shall be applied pro rata according to the outstanding Advances made by each Bank comprising such Loan.

                           (c) Each Bank shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to each of its Notes and, subject to
                 Section 10.6(g), such record shall, as against Borrower, be presumptive evidence of the amounts owing. Notwith-standing the foregoing sentence, no Bank shall be liable to any Party for any failure to keep such a record.

                           (d)  Each  payment  of  any  amount  payable  by
                 Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding, in the case of each Bank, the Administrative Agent, each Co-Agent and each Eligible Assignee, and any Affiliate or Eurodollar Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, by (A) any jurisdictio n (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or
                 (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby),
                 (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that

                 Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Bank under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Bank as is necessary to result the amount to which that Bank would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Bank on account of such Taxes, that Bank shall promptly refund such excess to Borrower.

                      3.13 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Bank to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

                      3.14 Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Bank not to require payment of any interest (including interest arising under Section 3.9), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Bank's right to require full payment of any interest (including interest arising under Section 3.9), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

                     3.15  Administrative Agent's Right to Assume  Payments
            Will be Made by Borrower. Unless the Administrative Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the
            Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Bank shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

                     3.16 Fee Determination Detail. The Administrative Agent, and any Bank, shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent and the Banks, or that Bank, under Article 3 has been determined, concurrently with demand for such payment.

                     3.17 Survivability. All of Borrower's obligations under Sections 3.7, 3.8 and 11.22 shall survive for ninety (90) days following the date on which the Commitment is terminated, and all Loans hereunder are fully paid.

                                      Article 4
                            REPRESENTATIONS AND WARRANTIES
                            ______________________________

                      Borrower represents and warrants to the Banks that:

                      4.1 Existence and  Qualification;  Power;  Compliance
            With Laws. Borrower is a general partnership of MRGS and GSP which is duly formed, validly existing and in good standing under the Laws of Nevada. Borrower is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower has all requi-site partnership power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. All outstanding partnership interests of Borrower are duly authorized and validly issued and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

                      4.2 Authority; Compliance With  Other Agreements  and
            Instruments  and  Government   Regulations.    The   execution,
            delivery and performance by Borrower and the Completion Guarantor of the Loan Documents to which they are a Party have been duly authorized by all necessary partnership or corporate action, and do not and will not:

                           (a) Require any consent or approval not hereto-fore obtained of any partner, director, stockholder, security holder or creditor of such Party;

                           (b) Violate or conflict with any provision of such Party's partnership agreement, charter, articles of incorporation or bylaws, as applicable;

                           (c) Result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

                           (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3;

                           (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

            and neither Borrower nor the Completion Guarantor is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

                      4.3 No Governmental Approvals Required. Except as set forth in Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower and the Completion Guarantor of the
            Loan Documents to which it is a Party. All authorizations from, or filings with, any Governmental Agency described in
            Schedule 4.3 will be accomplished as of the Contribution Date or such other date as is specified in Schedule 4.3.

                      4.4 Subsidiaries. Borrower does not have any Subsidiaries and Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person.

                      4.5 Financial Statements. Borrower has furnished (a) the unaudited consolidated financial statements of Gold Strike as of September 30, 1994, and (b) the audited financial statements of Lakeview Company, Railroad Pass Investment Group, Pioneer Investment Group, Jean Development Company and Jean Development West (the "Partnerships") as of December 31, 1993, to the Administrative Agent and the Banks, which financial statements fairly present in all material respects the finan-cial condition, results of operations and changes in financial position of Gold Strike and the Partnerships as of such dates and for such periods in conformity with Generally Accepted Accounting Principles, consistently applied. As of the Closing Date, Borrower has no liabilities in excess of $100,000, other than those evidenced by the Loan Documents, and for pre-construction related expenses with respect to the Project Site in an amount not in excess of $250,000.

                      4.6  No Materia
            Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since June 30, 1994, or, as of any date subsequent to the Closing Date, since the Closing Date.

                      4.7 Title to Property. On the Contribution Date and on each subsequent date, Borrower has valid title in fee simple to the Real Property and all improvements (if any) located thereon, free and clear of all Liens and Rights of Others, other than Liens or Rights of Others permitted by Section 6.8.

                      4.8 Intangible Assets.  Borrower and its Subsidiaries
            own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are necessary to complete and operate the Project or which are used or contemplated to be used in the conduct of their businesses as now operated and as contemplated to be operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.

                      4.9 Public Utility Holding Company Act. Neither MRI, Gold Strike, MRGS, GSP, Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                      4.10 Litigation. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $1,000,000, and
            (c) matters of an administrative nature not involving a claim or charge against Borrower or any of its Subsidiaries, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them (including the Real Property) before any Governmental Agency.

                     4.11 Binding Obligations. Each of the Loan Documents to which Gold Strike, the Completion Guarantor, Borrower or any of its Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

                     4.12  No Default.   No  event  has  occurred  and  is
            continuing that is a Default or Event of Default.

                     4.13  ERISA.

                           (a)  With respect to each Pension Plan:

                                (i)            such Pension  Plan  complies
                      in all material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                                (ii)            such Pension  Plan has  not
                      incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                                (iii)            no "reportable event"  (as
                      defined in Section 4043 of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                                (iv)            neither Borrower nor any of
                      its Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

                           (b)  Neither   Borrower   nor    any   of    its
                 Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

                      4.14 Regulations G, T,  U and  X; Investment  Company
            Act. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations G, T, U and X. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

                      4.15 Disclosure. No written statement made by a Senior Officer of MRI, Gold Strike, GSP or MRGS to the Administrative Agent or any Bank in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

                      4.16 Tax Liability. Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate pro-ceedings and as to which adequate reserves have been estab-lished and maintained and (b) immaterial taxes so long as no material item or portion of Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

                      4.17 Projections. As of the Closing Date, to the best knowledge of Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower, and the Projections are reasonably based on such assumptions. Nothing in this Section shall be construed as a representation or covenant that the Projections in fact will be achieved.

                      4.18  Hazardous Materials.   Except  as described  in
            Schedule 4.18, (a) none of MRI, MRGS, Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous
            Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by MRI, MRGS, Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

                      4.19 Gaming Laws. Borrower and its Subsidiaries are in compliance in all material respects with all Gaming Laws that are applicable to them.

                      4.20 Security Interests. Upon the execution and delivery of the Security Agreement, the Security Agreement will create a valid first priority security interest in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of security interests in the Property to which Division 9 of the Uniform Commercial Code does not apply) and all action necessary to perfect the security interests so created, other than filing of the UCC-1 financing statements delivered to the Administrative Agent pursuant to Section 8.1 with the appropriate Governmental Agency have been taken and completed. Upon the execution and delivery of the Deed of Trust, the Deed of Trust will create a valid Lien in the Collateral described therein securing the Obligations, other than those arising under Sections 4.18, 5.10 and 11.22 (subject only to Permitted Encumbrances and Permitted Rights of Others), and all action necessary to perfect the Lien so created, other than recorda-tion or filing thereof with the appropriate Governmental Agencies, will have been taken and completed.

                                       Article 5
                                 AFFIRMATIVE COVENANTS
                              (OTHER THAN INFORMATION AND
                                REPORTING REQUIREMENTS)


                      So long as any Advance  remains unpaid, or any  other
            Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall, and shall cause each of its Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Banks) otherwise consents:

                      5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respec-tive Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower and its Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or
            (b) any immaterial tax so long as no material item or portion of Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

                      5.2 Preservation of Existence. Preserve and maintain their respective existences in the jurisdiction of their for-mation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business, except where the failure to so preserve and maintain the existence of any Subsidiary or such authorizations would not constitute a Material Adverse Effect; and qualify and remain qualified to transact business in each jurisdiction in which such qual-ification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

                      5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective depreciable Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of depreciable Property that is not of significant value, either intrinsically or to the operations of Borrower and its Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

                      5.4 Maintenance of Insurance. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsid-iaries operate and, in any event, such insurance as may be required under the Deed of Trust.

                      5.5 Compliance With Laws. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Requirements of Law noncompliance with which con-stitutes a Material Adverse Effect, except that Borrower and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

                      5.6 Inspection Rights. Upon reasonable notice, at any time during regular business hours and as often as requested (but  not  so as  to  materially interfere  with  the business of Borrower or any of its Subsidiaries or the performance by any officer of his or her responsibilities), permit the Administrative Agent or any Bank, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Bank true copies of all financial information made available to both partners of Borrower. Without limitation on the foregoing, Borrower shall:

                           (a) provide Bank of America's Construction Services Group any and all access to the Project and the Project Site;

                           (b) provide any and all information, which is reasonably required for the preparation of a monthly Construction Progress Report;

                           (c) cooperate in the preparation of each Construction Progress Report and, if requested by the
                 Administrative Agent, cause the Project architect and general contractor to certify that the improvements constructed as of the date of any Construction Progress Report conform to the Plans in all material respects;

                           (d)  maintain a full set of working drawings  at
                 the  Project  Site  for   review  by  Bank  of   America's
                 Construction Services Group; and

                           (e) within 15 days following any request by the Administrative Agent, deliver (i) then current construction plans for the Project certified as true and correct by the Project architect and the project engineer,
                 (ii) a  then  current list  of  the names,  addresses  and telephone numbers  of each  contractor, subcontractor  and material supplier with respect to the Project and the dollar value and amounts paid with respect to the related contracts, and (iii) then current versions of the construction schedule for all uncompleted work on the Project and all executed contracts and subcontracts for such work.

                      5.7  Keeping of Records  and Books of  Account.  Keep
            adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower or any of its Subsidiaries.

                      5.8 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agree-ments, indentures, leases or instruments are with a Bank or another Person, except for any such Contractual Obligations
            (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

                      5.9 Use of Proceeds. Use the proceeds of the Loans for design, development and construction of the Project in accordance with the Plans and, after the completion of the Project, for working capital and general partnership purposes of Borrower.

                      5.10 Hazardous Materials Laws. Keep and maintain all Real Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforce mental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against

            Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of Borrower of any material occurrence or condition on any real Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

                      5.11  Construction of  the  Project.   Construct  the
            Project on the Project Site in a workmanlike manner which is in material conformity to the Plans and the Approved Budget.

                      5.12  Future Collateral and Guarantees.

                      (a) Cause each Person acquired pursuant to an Acquisition permitted under Section 6.14(f), concurrently with the consummation of such Acquisition, and at Borrower's sole expense:

                                (i)  to issue a guaranty of the Obligations
                      and to secure such guaranty with (i) a deed of trust encumbering the real property and improvements thereon owned by such Person substantially in the form of the Deed of Trust and in any event acceptable in form and substance to the Administrative Agent and
                      (ii) a security agreement covering all of the personal property of such Person substantially in the form of the Security Agreement and in any event acceptable in form and substance to the Administrative Agent; and

                                (ii)  to  do all  acts and  things, and  to
                      execute all instruments, documents and agreements, reasonably requested by the Administrative Agent to assure the priority and perfection of the Liens granted by such deed of trust and security agreement, including without limitation the execution and delivery of financing statements, legal opinions, title insurance policies and the like; and

                      (b) In  the event  that  Borrower acquires  the  real
                 property comprising the premises of the La Quinta, Rodeway or Desert Rose Motel immediately adjacent to the Project Site, or the improvements located thereon, by means of an asset acquisition, concurrently amend the Deed of Trust to encumber such real property and improvements and take the actions specified by clause (a)(ii) of this Section with respect to the Liens granted pursuant to such amendment.

                                      Article 6
                                  NEGATIVE COVENANTS

                      So long as any Advance  remains unpaid, or any  other
            Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall not, and shall not permit any of its Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Banks or, if required by Section 11.2, of all of the Banks) otherwise consents:

                      6.1 Prepayment of Indebtedness. Pay any principal or interest on any Indebtedness of Borrower or any of its Subsid-iaries prior to the date when due, or make any payment or deposit with any Person that has the effect of providing for the satisfaction of any Indebtedness of Borrower or any of its Subsidiaries prior to the date when due, in each case if a Default or Event of Default then exists or would result therefrom;

            provided, however, that this Section shall not apply to prohibit any prepayment to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such prepayment and
            (ii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

                      6.2 Payment of  Subordinated  Obligations.   Pay  any
            principal (including sinking fund payments) or any other amount with respect to any Subordinated Obligation, or purchase or redeem any Subordinated Obligation except payments of principal and interest with respect to the Partner Subordinated Notes made when no Default or Event of Default exists or would result from the making of such payment; provided, however, that this Section shall not apply to prohibit any payment to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such payment and (ii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten
            (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

                      6.3 Disposition of Property.  Make any Disposition of
            its Property, whether now owned or hereafter acquired (other than dispositions of Investments permitted by Sections 6.14(a) and 6.14(d), provided, however, that this Section shall not apply to prohibit a Disposition to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such Disposition,
            (ii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance and (iii) the Net Cash Proceeds from such Disposition are paid to the Administrative Agent promptly after receipt and applied to reduce the principal outstanding under the Notes (first, to Alternate Base Rate Loans and thereafter to Eurodollar Rate Loans, shortest Interest Periods first), and provided further that nothing in this Section shall apply to restrict the Disposition of any of the equity securities of any Person that holds, directly or indirectly through a holding company or otherwise, a license under any Gaming Law to the extent such restriction is unlawful under that Gaming Law, and provided further that any Disposition permitted by this Section shall be free of the Lien created by the Collateral Documents and, subject to any conditions and procedures set forth in the applicable Collateral Document, the Administrative Agent shall execute such releases of such Lien in connection with any such Disposition as may be requested by Borrower.

                      6.4 Mergers. Merge or consolidate with or into any Person, except:

                           (a) mergers and consolidations of a Subsidiary of Borrower into Borrower or another Subsidiary of Borrower (in the case of any such merger or consolidation to which Borrower is a party, with Borrower as the surviving entity), provided that Borrower and each of such Subsidiaries have executed such amendments to the Loan Documents as the Administrative Agent may reasonably determine are appropriate as a result of such merger; and

                           (b)  a merger  or consolidation  of Borrower  or
                 any of its Subsidiaries with any other Person, provided that (i) either (A) Borrower or such Subsidiary is the surviving entity, or (B) the surviving entity is a corporation organized under the Laws of a State of the United States of America or the District of Columbia and, as of the date of such merger or consolidation, expressly assumes, by an appropriate instrument, the Obligations of Borrower or such Subsidiary, as the case may be,
                 (ii) giving effect thereto on a pro-forma basis, no Default or Event of Default exists or would result therefrom, and (iii) as a result thereof, no Change in Control has occurred.

                      6.5 Distributions.   Make any  Distribution,  whether
            from capital, income or otherwise, and whether in Cash or other Property, except:

                      (a) Distributions by any Subsidiary of Borrower to Borrower or another Subsidiary of Borrower; and

                      (b)   when no  Default or  Event of  Default
                 Permitted Tax Distributions; and

                      (c) when no Default or Event of Default exists, Permitted Profit Distributions made during the fifth Post-Construction Fiscal Quarter and any subsequent Post-Construction Fiscal Quarter, provided that:

                           (i) prior  to the  Cut-Off Date,  the  aggregate
                      amount of Permitted Profit Distributions (A) shall not, as of the date of any payment thereof, exceed 50% of Available Cash Flow for the fiscal period beginning on the first day of the fifth Post-Construction Fiscal Quarter and ending on that date, and (B) shall not be made until any repayment of the Notes required by reason of a reduction of the Commitment under Section 2.6(b) has been made; and

                           (ii) on or after the Cut-Off Date, the aggregate
                      amount of Permitted Profit Distributions shall not, as of the date of any payment thereof, exceed (A) 100% of Available Cash Flow for the fiscal period beginning on the Cut-Off Date and ending on the date of such payment, plus (B) the amount of Permitted Profit Distributions which could have been made prior to the Cut-Off Date in accordance with clause (i) of this Section but which were not actually made;

            provided, however, that this Section shall not apply to prohibit a Distribution to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such Distribution and
            (ii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

                    6.6 ERISA. (a) At any time, permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

                      6.7 Change in Nature of Business. Make any material change in the nature of the business of Borrower and the its Subsidiaries, taken as a whole.

                      6.8 Liens, Negative Pledges and Rights of Others. Create, incur, assume or suffer to exist any Lien, Negative Pledge or Right of Others of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

                           (a) Permitted Encumbrances and Permitted Rights of Others;

                           (b) Liens and Negative Pledges under the Loan Documents;

                           (c) To the extent that the same constitute Liens, the exceptions to title to the Project Site reflected on Schedule 6.8;

                           (d) purchase money Liens securing Indebtedness permitted by Section 6.9(c) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness; and

                           (e) any Lien, Negative Pledge or Right of Others created by an agreement or instrument entered into by Borrower or any of its Subsidiaries in the ordinary course of its business which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument;

            provided, that this Section shall not apply to prohibit the creation of a Lien, Negative Pledge or Right of Others to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by creation of the Lien, Negative Pledge or Right of Others and
            (ii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

                      6.9 Indebtedness and Guaranty Obligations. Create, incur or assume any Indebtedness or Guaranty Obligation except:

                           (a)  Indebtedness   and   Guaranty   Obligations
                 existing  on   the   Closing   Date   and   disclosed   in
                 Schedule 6.9, and renewals, extensions or amendments that do not increase the amount thereof;

                           (b) Indebtedness and Guaranty Obligations under the Loan Documents;

                           (c) Indebtedness incurred at such times as no Default or Event of Default exists which is used to finance the design, development and construction of the Project, or to refinance any such Indebtedness, provided that (a) the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $25,000,000, and (b) concurrently with the incurrence of such Indebtedness Borrower delivers to the Administrative Agent a Certificate of a Responsible Official signed by a Senior Officer of Borrower that giving effect to the incurrence of such Indebtedness the Funded Debt to Project Costs Ratio is not greater than .70 to 1.00;

                           (d) Indebtedness consisting of one or more Swap Agreements; provided, that the aggregate notional amount of Indebtedness covered by all Secured Swap Agreements shall not exceed $100,000,000; and

                           (e) Indebtedness incurred pursuant to the Partner Subordinated Notes at such times as no Default or Event of Default exists in an aggregate outstanding principal amount not to exceed $10,000,000 at any time.

                      6.10 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than (a) salary, bonus and other compensation arrangements with directors, officers, partners or employees in the ordinary course of business, (b) transactions between or among Borrower and its Subsidiaries, and (c) transactions on overall terms at least as favorable to Borrower or its Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

                      6.11 Interest Coverage.  Permit Interest Coverage, as
            of the last day of any Post-Construction Fiscal Quarter, to be less than 3.00 to 1.00.

                      6.12 Maximum Annualized Funded Debt Ratio. Permit the Annualized Funded Debt Ratio, as of the last day of any Post-Construction Fiscal Quarter, to be greater than the ratio set forth opposite that Post-Construction Fiscal Quarter:

                      Post-Construction Fiscal Quarter      Ratio
                      ________________________________      _____

                      First through Third                   3.00 to 1.00
                      Fourth through Seventh                2.75 to 1.00
                      Eighth through Eleventh               2.25 to 1.00
                      Twelfth and thereafter                1.75 to 1.00.

                      6.13 Capital Expenditures. Make, or become legally obligated to make, any Capital Expenditure:

                           (a) which improves Property other than the Real Property or the Project at any time;

                           (b) during the fiscal period beginning on the Construction Termination Date and ending on the last day of the third Post-Construction Fiscal Quarter, if to do so would result in the aggregate Capital Expenditures made in that fiscal period (or portion thereof) exceeding $10,000,000; or

                           (c) during any subsequent fiscal period consisting of four consecutive Post-Construction Fiscal Quarters, if to do so would result in the aggregate Capital Expenditures made in that fiscal period (or portion thereof) exceeding $10,000,000, provided that such amount may be increased by any amount, not to exceed $2,500,000, not expended during the prior four consecutive Post-Construction Fiscal Quarters.

                      6.14 Acquisitions and Investments. Make or suffer to exist any Investment, other than:

                           (a)  Investments consistin
                 Equivalents;

                           (b) Investments consisting of advances to officers, directors, partners and employees of Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

                           (c) Investments consisting of or evidencing the extension of credit to customers or suppliers of Borrower in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

                           (d) Investments received in connection with the settlement of a bona fide dispute with another Person;

                           (e) Investments representing all or a portion of the sales price of Property sold or services provided to another Person; and

                           (f) Acquisitions of Persons the sole assets of which consist of one or more of the "La Quinta Motel", the "Rodeway Motel" and the "Desert Rose Motel" located on the parcels located immediately adjacent to the Project Site and fronting on the Las Vegas Strip, and associated improvements and personal property, provided that (i) in conjunction with any such Acquisition, Borrower provides to the Banks any environmental assessments and appraisals of the related real property reasonably requested by the Banks, and (ii) each such Acquisition is directly financed with the proceeds of contributions made to the permanent equity capital of Borrower.

                      6.15 Changes to the Plans or the Approved Budget. Make any change to the Plans which results in any increase in the Approved Budget in an amount which is in excess of $30,000,000 or which changes the scope of the Project so that
            (a) the number of hotel rooms is fewer than 2,500 or greater than 3,000 rooms, (b) the square footage of the casino area is less than 70,000 or more than 100,000 square feet, or (c) any other substantial change is made to the Project or its proposed facilities.

                      6.16 Changes to the Partner Subordinated Notes. Make any change to the terms of the Partner Subordinated Notes which is materially adverse to the interests of the Administrative Agent or the Banks.

                                      Article 7
                        INFORMATION AND REPORTING REQUIREMENTS

                      7.1 Financial and Business Information. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Banks) otherwise consents, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Banks one (1) copy (or, in the case of any document which is professionally printed and bound, a sufficient number of copies for all of the Banks) of the following:

                           (a) From and after the Termination of Construction, as soon as practicable, and in any event by the fifteenth Banking Day in the next following month, an operating revenue report for the preceding calendar month for the Project, in a form reasonably acceptable to the Administrative Agent;

                           (b) As soon as practicable, and in any event within 30 days after the end of each calendar month,
                 (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such calendar month and the consolidated statement of operations for such calendar month, and its statement of cash flows for the portion of the Fiscal Year ended with such calendar month and
                 (ii) the consolidating balance sheets and statements of operations as at and for the portion of the Fiscal Year ended with such calendar month, all in reasonable  detail.
                  Such financial statements shall be certified by the Chief
                 Financial Officer  or  Treasurer  of  Borrower  as  fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

                           (c) As soon as practicable, and in any event within 60 days after the end of each Post-Construction Fiscal Quarter which is also the fourth Fiscal Quarter of a Fiscal Year, a Certificate of a Responsible Official setting forth the Annualized Funded Debt Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of Borrower and its Subsidiaries for such Fiscal Quarter;

                           (d) As soon as practicable, and in any event within 105 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, partners' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year and (ii) consolidating balance sheets and statements of operations, in each case as at the end of and for the Fiscal Year, all in reason-able detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Banks, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Banks in their good faith business judgment to be adverse to the interests of the Banks. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certifi-cate) under Sections 6.9(c), 6.11, 6.12 and 6.13, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

                           (e) As soon as practicable, and in any event within 45 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next four succeeding Fiscal Years, including for the first such Fiscal Year, projected consolidated balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated condensed balance sheets and statements of operations and cash flows, of Borrower and its Subsidiaries, all in reasonable detail;

                           (f) Promptly after the same are available, copies of each material change to the Plans. Without limitation on the foregoing, Borrower shall promptly provide Bank of America's Construction Services Group with
                 (i) copies of all change orders with respect to the Plans including plans and specifications indicating the proposed change, a written description of the proposed change and related work drawings and a written estimate of the cost of the proposed change and the time necessary to complete it, and (ii) any and all other information and documents

                 America's Construction Services Group;

                           (g) Promptly after request by the Administrative Agent or any Bank, copies of any detailed audit reports, management letters or recommendations submitted to the partners of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

                           (h) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equity owners of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Banks pursuant to other provisions of this Section 7.1;

                           (i) Promptly after the same are available, copies of the Nevada "Regulation 6.090 Report" and "6-A" Report" and copies of any written communication to Borrower or any of its Subsidiaries from any Gaming Board advising it of a violation of or non-compliance with any Gaming Law by Borrower or any of its Subsidiaries;

                           (j)  Promptly    after     request    by     the
                 Administrative Agent or any Bank, copies of any other report or other document that was filed by Borrower or any of its Subsidiaries with any Governmental Agency;

                           (k) Promptly upon a Senior Officer becoming aware, and in any event within ten (10) Banking Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five (5) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

                           (l) As soon as practicable, and in any event within two (2) Banking Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower is taking or proposes to take with respect thereto;

                           (m) Promptly upon a Senior Officer becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries that is $5,000,000 or more in excess of the amount thereof that is fully covered by insurance,
                 (ii) any creditor or lessor under a written credit agree-ment or material lease has asserted a default thereunder on the part of Borrower or any of its Subsidiaries,
                 (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of its Subsid-iaries under a contract that is not a credit agreement or material lease in excess of $5,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (iv) any labor union has notified Borrower of its intent to strike Borrower or any of its Subsidiaries on a date certain and such strike would involve more than 100 employees of Borrower and its Subsidiaries, or (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Borrower or any of its Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Borrower or its Subsidiaries are taking or propose to take with respect thereto;

                           (n) Promptly after the same are available, copies of each material change to the Plans or Approved Budget;

                           (o) Not later than the fifteenth Banking Day of each calendar month until the Construction Termination Date, a Construction Progress Report; and

                           (p)  Such other  data  and information  as  from
                 time to time may be reasonably requested by the Administrative Agent, any Bank (through the Administrative Agent) or the Requisite Banks.

                      7.2 Compliance Certificates. From and after the Termination of Construction, and for so long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstand-ing, Borrower shall deliver to the Administrative Agent for distribution by it to the Banks concurrently with the financial statements required pursuant to Sections 7.1(b) and 7.1(d), an original Compliance Certificate signed by a Senior Officer.

                                      Article  8
                                      CONDITIONS


                      8.1 Conditions to the Closing Date. On the Closing Date, the following conditions precedent shall be satisfied (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise, in which case the Banks shall not be deemed to have waived any such condition precedent and Borrower shall satisfy the same as soon as practicable and in any event prior to the funding of the initial Loans hereunder):

                           (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                           (1) executed counterparts of this Agreement, sufficient in number for distribution to the Banks and Borrower;

                           (2) Notes executed by Borrower in favor of each Bank, each in a principal amount equal to that Bank's Pro Rata Share of the Commitment;

                           (3)  the  Swing  Line   Documents  executed   by
                      Borrower in favor of the Swing Line Bank;

                           (4)  the   Security   Agreement   executed    by
                      Borrower;

                           (5) such financing statements on Form UCC-1 executed by Borrower with respect to the Security Agreement as the Administrative Agent may request;

                           (6)  the Short  Term Guaranty, executed by  Gold
                      Strike;

                           (7) the Related Party Agreement executed by MRI, MRGS, Gold Strike and GSP;

                           (8) with respect to Borrower, Gold Strike, GSP, MRI and MRGS, such documentation as the Administrative Agent may require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of partnership agreements, articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                           (9) the ALTA survey of the Project Site and the adjacent real property owned by an Affiliate of MRI certified as of March 20, 1993 prepared by licensed surveyors, together with a Certificate of a Senior Officer of Borrower to the effect that no event or circumstance has occurred since March 20, 1993 which would cause such survey to be inaccurate in any respect that is materially adverse to the interests of the Banks;

                           (10) the parcel map recorded by an Affiliate  of
                      MRI with respect to the Project Site and the adjacent real property owned by an Affiliate of MRI;

                           (11) the "Phase I/II" environmental report dated
                      October 30, 1992 with respect to the Project Site and the adjacent real property owned by an Affiliate of MRI prepared by Western Technologies, Inc., together with a Certificate of a Senior Officer of Borrower to the effect that no event or circumstance has occurred since October 30, 1992 with respect to the Project Site that would cause such report to be inaccurate in any respect that is materially adverse to the interests of the Banks;

                           (12) a Certificate of a Responsible Official  of
                      Borrower, MRI, MRGS and GSP certifying that the attached copies of the Joint Venture Agreement and the Partner Subordinated Notes are true copies;

                           (13) such assurances as the Administrative Agent
                      deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent that such approval is required by applicable Gaming Laws;

                           (14) a Certificate  of  a  Responsible  Official
                      signed by a Senior Officer of Borrower certifying that the conditions specified in Sections 8.1(e) and 8.1(f) have been satisfied; and

                           (15) such other assurances, certificates,  docu-
                      ments, consents or opinions as the Administrative Agent reasonably may require.

                           (b) Evidence that the security interests of the Administrative Agent in the personal property of Borrower are of first priority, except as otherwise contemplated by the Loan Documents.

                           (c) The Closing Date shall have occurred not later than December 31, 1994.

                           (d) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing Date, shall have been paid.

                           (e)  The  representations   and  warranties   of
                 Borrower contained in Article 4 shall be true and correct.

                           (f) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing.

                           (g) Borrower shall have paid the upfront fees payable under Section 3.3.

                           (h) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton, special counsel to the Administrative Agent.

                      8.2 Initial Advances. The obligation of each Bank to make the initial Advance to be made by it, and the obligation of the Swing Line Bank to make the initial Swing Line Loan, are each subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances or Swing Line Loan (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise):

                           (a) the  Contribution Date  shall have  occurred
                 not later than April 30, 1995.

                           (b) Borrower and any  other Parties shall be  in
                 compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance no Default or Event of Default shall have occurred and be continuing.

                           (c)  The   Administrative   Agent   shall   have
                 received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto and in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs) and shall have had not less than five Banking Days to review the same:

                           (1) the Deed of Trust executed and acknowledged by Borrower;

                           (2) a fixture filing on form UCC-1 with respect to the Project Site;

                           (3) the Completion Guaranty executed by Gold Strike and attaching a Construction Schedule thereto as Exhibit A which is reasonably acceptable to the Administrative Agent or the Requisite Banks, together with the letter of credit referred to therein issued by a financial institution reasonably acceptable to the Administrative Agent;

                           (4) a Certificate of a Responsible Official signed by a Senior Officer of Borrower attaching true, correct and complete copies of the Plans and the Approved Budget;

                           (5) a certificate of insurance issued by Borrower's insurance carrier or agent with respect to the insurance required to be maintained pursuant to the Deed of Trust, including without limitation a policy or policies of bailer's "all risk" insurance in non-reporting form and in an amount not less than the full insurable completed value of the Project on a replacement cost basis, together with lenders' loss payable endorsements thereof on Form 438BFU or other form acceptable to the Administrative Agent;

                           (6) written appraisals by a qualified independent appraiser acceptable to the Administrative Agent and complying in all respects with FIRREA of the Project Site that reflects (i) the fair market value of the Property as raw land, (ii) a projected value of the Project Site and related improvements upon completion of the Project of not less than $250,000,000, and (iii) a projected value of the Project Site with operating improvements of not less than $275,000,000;

                           (7) the written commitment of the Title Company to issue, upon the contribution of the Project Site to Borrower and the execution, delivery and recordation of the Deed of Trust, its ALTA lenders policy, with an LP-10 pricing package, insuring that Borrower is the owner of the Project Site in fee simple absolute (with the exception of a non-exclusive easement as to a portion of Parcel 1 shown on the parcel map for purposes of an access and service road) and insuring the Lien of the Deed of Trust in an amount not less than $175,000,000, subject only to the exceptions to title described on
                      Schedule 6.8 and with endorsements to coverage as are reasonably acceptable to the Administrative Agent or as are requested by the Requisite Banks (including any endorsements providing coverage as to exceptions to title described on Schedule 6.8 as may be requested by the Administrative Agent or by the Requisite Banks with respect thereto), with such assurances as the Administrative Agent may reasonably require from title re-insurers acceptable to the Administrative Agent;

                           (8)  the

                           (9) a Certificate of a Responsible Official of Borrower stating that (i) Borrower has received contributions to its permanent equity capital of not less than $30,000,000 in cash from GSP and of the Project Site from MRGS, (ii) as of the date of such Certificate, no Default or Event of Default exists, and (iii) each of the representations and warranties of Borrower set forth in Article 4 (other than those contained in Sections 4.5 (first sentence), 4.10 and 4.17) are true and correct as of the date of such Certificate;

                           (10) a Certificate of a Responsible Official  of
                      Borrower stating that attached thereto and incorporated therein by reference are true, correct and complete copies of the primary construction contract, engineering contract, architect contract and soils contract for the Project;

                           (11) The  initial  construction  schedule  shall
                      have been approved by the Administrative Agent and the Banks;

                           (12) a soils report by a qualified licensed soils engineer satisfactory to the Banks and certified as applicable to the improvements of the Project Site contemplated by the Project;

                           (13) evidence satisfactory to the Requisite Banks of such zoning (including variances and use permits) and other land use entitlements as may be necessary to permit any intended use of the Project Site and the Project;

                           (14) an Architect's Consent issued by the primary architect for the Project in a form acceptable to Bank of America's Construction Services Group providing in any event that upon any Event of Default at the option of the Requisite Banks (i) such architect shall perform the services for which it has contracted with Borrower with respect to the Project for the benefit of and at the request of the Administrative Agent and the Banks, and (ii) that the Administrative Agent and the Banks shall be entitled to the use of the Plans in the completion of the Project; and

                           (15) a Contractor's Consent issued by the general contractor for the Project in a form acceptable to Bank of America's Construction Services Group providing in any event that upon any Event of Default at the option of the Requisite Banks the general contractor shall perform the services for which they have contracted with respect to the Project for the benefit of and at the request of the Administrative Agent and the Banks and at the same price for which they have contracted with Borrower.

                           (d) The fees payable pursuant to Section 3.2 and Sections 3.4 through 3.6 shall have been paid.

                           (e) Gold Strike shall have (i) contributed not less than $30,000,000 to Borrower as a permanent cash equity contribution in accordance with the Joint Venture Agreement, and (ii) provided the Administrative Agent with a $25,000,000 cash deposit or a $25,000,000 letter of credit acceptable to the Administrative Agent as collateral security for its obligations under the Completion Guaranty.

                           (f) The Administrative Agent shall have received evidence satisfactory to it that the Administrative Agent has been named as additional insured and loss payee with respect to insurance which is in conformity with Section 5.4.

                      8.3 Any Increasing Advance, Etc. The obligation of each Bank to make any Advance which would increase the prin-cipal amount outstanding under the Notes is subject to the following conditions precedent:

                           (a) giving effect to the making of the requested
                 Advances, the Funded Debt to Project Costs Ratio, determined from the data set forth on the most recent Construction Progress Report submitted to the Administrative Agent, shall not exceed .70 to 1.00;

                           (b) except (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrower and approved in writing by the Requisite Banks, the representations and warranties contained in
                 Article 4 (other than Sections 4.5 (first sentence), 4.10 and 4.17) shall be true and correct on and as of the date of the Advance as though made on that date;

                           (c) There shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

                           (d) the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable) in compliance with Article 2; and

                           (e)  the   Administrative   Agent   shall   have
                 received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Banks reasonably may require.

                      8.4 Any Advance. The obligation of each Bank to make any Advance (other than an Alternate Base Rate Advance with respect to an Alternate Base Rate Loan which, if made, would not increase the outstanding principal Indebtedness evidenced by the Notes) is subject to the conditions precedent that:

                           (a) the representations and warranties contained
                 in Sections 4.1, 4.2,  4.3,  4.11,  4.12 (but  only   with
                 respect to Events of Default) and 4.14 shall be true and correct in all material respects on the date of such Advance as though made on that date except as disclosed by Borrower and approved in writing by the Requisite Banks; and

                           (b) except as  provided for  in  Section 2.1(g),
                 the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable).

                                      Article 9
                 EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT


                      9.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall consti-tute an Event of Default:

                           (a) Borrower fails to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

                           (b) Borrower fails to pay any interest on any of the Notes, or any fees under Sections 3.4, 3.5 or 3.6, or any portion thereof, within five (5) Banking Days after the date when due; or fails to pay any other fee or amount payable to the Banks under any Loan Document, or any portion thereof, within five (5) Banking Days after demand therefor; or

                           (c) Borrower fails to comply with any of the covenants contained in Article 6; or

                           (d)  Borrower    fails     to    comply     with
                 Section 7.1(l) in any respect that is materially adverse to the interests of the Banks; or

                           (e) Borrower or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c) or (d) above) contained in any Loan Document on its part to be performed or observed within ten (10) Banking Days after the giving of notice by the Administrative Agent on behalf of the Requisite Banks of such Default; or


                 or any other Party made in any Loan Document, or in any certificate or other writing delivered by Borrower pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any re spect that is materially adverse to the interests of the Banks; or

                           (g) The Completion Guarantor fails at any time prior to the Termination of Construction and the termination of the Completion Guaranty in accordance with the terms thereof to maintain, or within five Banking Days after demand therefor to replenish or reinstate, the $25,000,000 cash deposit with the Administrative Agent or the $25,000,000 letter of credit in favor of the Administrative Agent required by the Completion Guaranty; or

                           (h)  Borrower  or   any  of   its   Subsidiaries
                 (i) fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $1,000,000 or more, or any guaranty of present or future indebtedness for borrowed money of $1,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment, any "put" exercised by the holder of such indebtedness or otherwise or (ii) fails to per form or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future indebtedness for borrowed money of $1,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $1,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

                           (i) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or

                           (j) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission to act) of the Banks or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Banks, is materially adverse to the interests of the Banks; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

                           (k) A final judgment against Borrower or any of its Subsidiaries is entered for the payment of money in excess of $1,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty
                 (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

                           (l)  Borrower  or   any  of   its   Subsidiaries
                 institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days; or

                           (m) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

                           (n) A final judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

                           (o) Any Pension Plan maintained by Borrower or any of its Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect; or

                           (p) Any amendment, alteration or other change to the terms of the Joint Venture Agreement which is, in the sole determination of the Requisite Banks, materially adverse to the interests of the Administrative Agent or the Banks is made by the parties thereto without the consent of the Requisite Banks; or

                           (q) Any party to the Joint Venture Agreement fails to enforce its rights and remedies thereunder, or waives such rights, in a manner which is, in the sole determination of the Requisite Banks, materially adverse to the interests of the Banks; or

                           (r) Any material default by any party thereto of its obligations under the Joint Venture Agreement (unless such default is cured on a timely basis in accordance with the provisions of the Joint Venture Agreement) or the failure of any party to the Joint Venture Agreement to make any Investment in Borrower required by the Joint Venture Agreement (unless the other parties thereto elect pursuant to the Joint Venture Agreement to make such Investment on their behalf); or

                           (s) The occurrence of any License Revocation that continues for three (3) consecutive calendar days with respect to any material gaming operations at the Project; or

                           (t) Any of the events or circumstances described in clause (h), (k) or (l) of this Section occurs with respect to Gold Strike during such time as it is the Completion Guarantor, unless within five Banking Days after notice by the Administrative Agent to MRI of the same, MRI executes and delivers to the Administrative Agent and the Banks a replacement Completion Guaranty and provides a replacement $25,000,000 letter of credit in the form specified in the Completion Guaranty; or

                           (u) Any amendment is made to the terms of the Partner Subordinated Notes without the consent of the Requisite Banks, any payment is made in violation of the terms of the Partner Subordinated Notes, or any holder of a Partner Subordinated Note asserts in writing that the obligations evidenced thereby are not subordinated in accordance with their terms to the Obligations.

                      9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Banks provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

                           (a)  Upon  the   occurrence,  and   during   the
                 continuance, of any Event of Default other than an Event of Default described in Section 9.1(l):

                           (1)  the Commitment  to  make Advanc
                      other obligations of the Administrative Agent or the Banks and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Banks or the Requisite Banks (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Banks or Requisite Banks, as the case may be, to reinstate the Commitment and make further Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Banks; and

                           (2)  the  Requisite   Banks  may   request   the
                      Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                           (b) Upon the occurrence of any Event of Default described in Section 9.1(l):

                           (1) the Commitment to make Advances and all other obligations of the Administrative Agent or the Banks and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all the Banks may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Banks, to reinstate the Commitment and make further Advances, which deter-mination shall apply equally to, and shall be binding upon, all the Banks; and

                           (2) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, present-ment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                           (c) Upon the occurrence of any Event of Default, the Banks and the Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Banks) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity. Without limitation upon the foregoing, if any Event of Default occurs before the Construction Termination Date and remains continuing, the Administrative Agent shall have the right in the sole discretion of the Requisite Banks to enter and take possession of the Project, whether in person, by agent or by court-appointed receiver, and to take any and all actions which the Administrative Agent in its sole discretion after consultation with the Banks may consider necessary to complete construction of the Project, including making changes in the Plans, work or materials and entering into, modifying or terminating any contractual arrangements, all subject to the Administrative Agent's and the Banks' right at any time to discontinue any work without liability. If the Administrative Agent and the Requisite Banks choose to complete the Project, neither the Administrative Agent nor the Banks shall assume any liability to Borrower or any other Person for completing the Project, or for the manner or quality of construction of the Project, and Borrower expressly waives any such liability. If the Administrative Agent exercises any of the rights or remedies provided in this paragraph on behalf of the Banks, that exercise shall not make the Administrative Agent or the Banks, or cause the Administrative Agent or the Banks to be deemed to be, a partner or joint venturer of Borrower. The Administrative Agent in its sole discretion may choose to complete construction in its own name. All sums which are expended by the Administrative Agent and/or the Banks in completing construction shall be considered to have been disbursed to Borrower and shall be secured by the Collateral; any sums of principal shall be considered to be additional Loans to Borrower bearing interest at the interest rate provided for in Section 3.9, and shall be secured by the Collateral. For these purposes the Administrative Agent, in its sole discretion, may reallocate any line item or cost category of the Approved Budget.

                           (d)  The  order and  manner in which  the Banks'
                 rights and remedies are to be exercised shall be deter-mined by the Requisite Banks in their sole discretion, and all payments received by the Administrative Agent and the Banks, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by the Administrative Agent or by any
                 Bank) of the Administrative Agent and of the Banks, and thereafter paid pro rata to the Banks in the same proportions that the aggregate Obligations owed to each Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder and under the
                 Notes, payments shall be applied first, to the costs and expenses of the Administrative Agent and the Banks, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplica-tion, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Banks under the Loan Documents. Amounts due to a Bank under a Secured Swap Agreement shall be considered a principal amount for purposes of the preceding sentence. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or thereunder or at Law or in equity.

                                      Article 10
                               THE ADMINISTRATIVE AGENT


                      10.1  Appointment  and  Authorization.   Subject   to
            Section 10.8, each Bank hereby irrevocably appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as a trustee or agent for any Bank or as representative of any Bank for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

                      10.2  Administrative Agent  and  Affiliates. Bank  of
            Am
            rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent, and the term "Bank" or "Banks" includes Bank of America in its individual capacity. Bank of America (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it were not the Administrative Agent and without any duty to account therefor to the Banks. Bank of America (and each successor Administrative Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Bank hereunder. The Administrative Agent shall not be deemed to hold a fiduciary relationship or any other special relationship with any Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

                      10.3 Proportionate Interest in any Collateral. The Administrative Agent, on behalf of all the Banks, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Banks' rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent or a Bank) and subject to the application of payments in accordance with
            Section 9.2(d), each Bank shall have an interest in the Banks' interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks.

                      10.4 Banks' Credit Decisions. Each Bank agrees that it has, independently and without reliance upon the Administrative Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Bank, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Bank, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

                      10.5  Action by Administrative Agent.

                           (a)  Absent    actual    knowledge    of     the
                 Administrative Agent of the existence of a Default, the Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent has received notice from Borrower stating the nature of the Default or has received notice from a Bank stating the nature of the Default and that such Bank considers the Default to have occurred and to be continuing.

                           (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

                           (c)  Except for  any  obligation  expressly  set
                 forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Banks, provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

                           (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Banks and shall act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 11.2), provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and except that if the Requisite Banks (or all the Banks, if required under Section 11.2) fails, for five (5) Banking Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Banks.

                           (e) The Administrative Agent shall have no liability to any Bank for acting, or not acting, as instructed by the Requisite Banks (or all the Banks, if required under Section 11.2), notwithstanding any other provision hereof.

                      10.6 Liability of Administrative  Agent. Neither  the
            Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

                           (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Bank as the owner of that Bank's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfac-tory to the Administrative Agent, signed by that Bank.

                           (b) May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other profes-sionals or experts for Borrower and/or its Subsidiaries or the Banks, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other pro-fessionals or experts.

                           (c) Shall not be responsible to any Bank for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

                           (d) Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of Borrower or its Subsidiaries.

                           (e) Will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Col

                           (f)  Will not incur any  liability by acting  or
                 not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

                           (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by Borrower or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Bank under any Loan Document, including, without limitation, principal, interest, commitment fees, Advances and other amounts; provided that, promptly upon discovery of such an error in computation, the Administrative Agent, the Banks and (to the extent applicable) Borrower and/or its Subsid-iaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

                      10.7 Indemnification. Each Bank shall, ratably in accordance with its Pro Rata Share of the Commitment (if the
            Commitment is then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitment has then been terminated), indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements and allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, except such as result  from its own gross negligence or willful misconduct.
             Without limitation on the foregoing, each Bank shall reimburse the Administrative Agent upon demand  for that Bank's Pro  Rata
            Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restruc-turing, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other Party is required by
            Section 11.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 10.7 shall entitle the Administrative Agent to recover any amount from the Banks if and to the extent that such amount has theretofore been recovered from Borrower or any of its Subsidiaries. To the extent that the Administrative Agent is later reimbursed such cost or expense by Borrower or any of its Subsidiaries, it shall return the amounts paid to it by the Banks in respect of such cost or expense.

                    10.8 Successor Administrative Agent. The Administrative
            Agent may, and at the request of the Requisite Banks shall, resign as Administrative Agent upon thirty (30) days' notice to the Banks and Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed or, if any Event of Default exists, required). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and Borrower, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3, 11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If (a) the Administrative Agent has not been paid its agency fees under
            Section 3.5 or has not been reimbursed for any expense reimbursable to it under Section 11.3, in either case for a period of at least one (1) year and (b) no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Banks appoint a successor administrative agent as provided for above.

                      10.9 Foreclosure on Collateral. In the event of foreclosure or enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Administrative Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Banks in accordance with their Pro Rata Share of the Commitment and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Administrative Agent in comparable syndicated credit facilities.

                      10.10 No Obligations of Borrower. Nothing contained in this Article 10 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Banks under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Banks in respect of any failure by the Administrative Agent or any Bank to perform any of its obligations to the Administrative Agent or the Banks under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Banks, Borrower's obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

                                      Article  11
                                     MISCELLANEOUS


                      11.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Administrative Agent and the Banks provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Administrative Agent and the Banks; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing the Administrative Agent's or the Banks' rights to assert them in whole or in part in respect of any other Loan.

                      11.2 Amendments; Consents. No amendment, modifi-cation, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Requisite Banks (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a Party, signed by Borrower and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Banks, no amendment, modification, supplement, termination, waiver or consent may be effective:

                           (a) To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Commitment or the Pro Rata Share of any Bank (except in connection with any assignments made in accordance with
                 Section 11.8 with the consent of all necessary parties) or the amount of any commitment fee payable to any Bank, or any other fee or amount payable to any Bank under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

                           (b)  To postpone any date fixed for any  payment
                 of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee, or to extend the term of the
                 Commitment, or to release the Completion Guaranty or any collateral for the Completion Guaranty (except as otherwise provided in any Loan Document);

                           (c) to release any material portion of the Collateral (except as provided in Section 11.24 or as otherwise expressly provided in any Loan Document);

                           (d)  To amend the  provisions of the  definition
                 of   "Requisite   Banks",   Articles 8  or   9   or   this
                 Section 11.2; or

                           (e) To amend any provision of this Agreement that expressly requires the consent or approval of all the Banks.

            Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all the Banks and the Administrative Agent.

                      11.3 Costs, Expenses and Taxes. Borrower shall pay within five (5) Banking Days after demand, accompanied by an invoice therefor:

                      (a) the reasonable costs and expenses of the Administrative Agent and the Arranger in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents (provided that the amount thereof shall not be in excess of limits agreed to by the Administrative Agent and the Arranger in a letter agreement with Borrower);

                      (b) the reasonable costs and expenses of the Administrative Agent in connection with any amendment to the Loan Documents or any waiver of the terms thereof; and

                      (c) the reasonable costs and expenses of the Administrative Agent and the Banks in connection with the refinancing, restructuring, reorganization ( including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto.

            The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably allocated costs of legal counsel employed by the Administrative Agent or any Bank), independent public accountants and other outside experts retained by the Administrative Agent or any Bank, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Bank in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any
            Subsidiary  thereof.    Such  costs  and  expenses  shall  also
            include, in the case of any amendment or waiver of any Loan Document requested by Borrower, the administrative costs of the Administrative Agent reasonably attributable thereto. Borrower shall pay any and all documentary and other taxes, excluding, in the case of each Bank, the Administrative Agent, each Agent and each Eligible Assignee, and any Affiliate or Eurodollar Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it by
            (A) any jurisdiction  (or  political  subdivision  thereof)  in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby), (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or
            administration  of  any   law,  rule  or   regulation  by   any
            Governmental Agency) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by
            Section 11.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Administrative Agent and the Banks from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or fail-ure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Bank under this Section 11.3 shall bear interest from the second Banking Day following the date of demand for payment at the Default Rate.

                      11.4 Nature of Banks' Obligations. The obligations of
            the Banks hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Bank's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only, is conditioned upon the performance by all other Banks of their obligations to make initial Advances. A default by any Bank will not increase the Pro Rata Share of the Commitment attributable to any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Banks to assume the obligations of a Bank in default or to obtain another Bank, reasonably satisfactory to Borrower, to replace such a Bank in default. Nothing contained in this Section shall limit the right of Borrower to proceed against any Bank which fails to comply with its obligations under the Loan Documents. Each prevailing party in any such proceeding shall be entitled to the recovery of its reasonable attorneys' fees and costs.

                      11.5 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Bank, not-withstanding any investigation made by the Administ or any Bank or on their behalf.

                      11.6 Notices. Except as otherwise expressly  provided
            in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section 11.6. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

                    11.7 Execution of Loan Documents. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

                      11.8  Binding Effect; Assignment.

                      (a) This Agreement and the other Loan Documents to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Banks, and their respective successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Each Bank represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the
                 Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Bank). Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

                      (b) From time to time following the Closing Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Commitment; provided that (i) such Eligible Assignee, if not then a Bank or an Affiliate of the assigning Bank, shall be approved by each of the Administrative Agent and Borrower (neither of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) except in the case of an assignment to an Affiliate of the assigning Bank, to another Bank or of the entire remaining Commitment of the assigning Bank, the assignment shall not assign a Pro Rata Share of the Commitment equivalent to less than $10,000,000, and (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Administrative Agent has received the Commitment Assignment and Acceptance. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share of the Commitment therein set forth and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Bank to Borrower of its Notes) to such assignee Bank, Notes evidencing that assignee Bank's Pro Rata Share of the Commitment, and to the assigning Bank, Notes evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

                      (c) By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee there-under acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitment being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance;
                 (iv) it will, independently and without reliance upon the Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                           (d)  The Administrative  Agent shall maintain at
                 the Administrative Agent's Office a copy of each Commitment Assignment and Acceptance delivered to it. After receipt of a completed Commitment Assignment and Acceptance executed by any Bank and an Eligible Assignee, and receipt of an assignment fee of $2,500 from such Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Banks a revised Schedule 1.1A giving effect thereto.

                           (e)  Each  Bank  may  from  time  to  time grant
                 participations to one or more banks or other financial institutions (including another Bank) in a portion of its Pro Rata Share of the Commitment; provoded, however, that
                 (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the perfor-mance of such obligations, (iii) the participating banks or other financial institutions shall not be a Bank hereunder for any p agreement so provides, for the purposes of Sections 3.7, 3.8, 11.11 and 11.22 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Bank absent the participation, (iv) Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement,
                 (v) the participation interest shall be expressed as a percentage of the granting Bank's Pro Rata Share of the Commitment as it then exists and shall not restrict an increase in the Commitment, or in the granting Bank's Pro Rata Share of the Commitment, so long as the amount of the participation interest is not affected thereby and
                 (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which
                 (A) extend the Maturity Date or any other date upon which any payment of money is due to the Banks, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Banks, (C) reduce the amount of any installment of principal due under the Notes, (D) change the definition of "Requisite Banks" or
                 (E) release any material portion of the Collateral.

                           (f)  Notwithstanding    anything     in     this
                 Section 11.8 to the contrary, the rights of the Banks to make assignments of, and grant participations in, their Pro Rata Shares of the Commitment shall be subject to the approval of any Gaming Board (including the approval of the identity of any proposed assignee or participant), to the extent required by applicable Gaming Laws, and to compliance with applicable securities laws.

                      11.9 Right of Setoff. If an Event of Default has occurred and is continuing, the Administrative Agent or any Bank (but in each case only with the consent of the Requisite Banks) may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

                     11.10  Sharing of Setoffs.  Each Bank severally agrees
            that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Bank, through any means, receives in pay-ment of the Obligations held by that Bank, then, subject to applicable Laws: (a) the Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such pay-ment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obliga-tions held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obliga-tions held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with each Bank's share of the Obligations immedi-ately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is the reafter recovered from the purchasing Bank by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this Section 11.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased. Bor rower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in an Obligation so pur-chased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the Obligation purchased.

                      11.11 Indemnity by Borrower. Borrower agrees to idemnify, save and hold harmless the Administrative Agent, the
            Arranger, the  Co-Agents and  each  Bank and  their   directors,
            officers, agents,  attorneys  and employees  (collectively  the
            "Indemnitees") from  and  against:   (a) any and  all   claims,
            demands, actions or causes of action (except a claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in Section 3.12(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of their partners, officers, directors or stockholders relating to the Commitment, the use or contem-plated use of proceeds of any Loan, or the relationship of Borrower and the Banks under this Agreement; (b) any adminis-trative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss
            asserted against  it  by another  Indemnitee.   If  any  claim,
            demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as
            hereinafter provided.    Such  Indemnitee may  (and  shall,  if
            requested  by  Borrower  in  writing)  contest  the   validity,
            applicability and amount of such claim, demand, action or cause
            of action   and shall  permit Borrower  to participate in  such
            contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this Section 11.11 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attor-neys employed by an Indemnitee or a combination of the forego-
            ing) selected by the Indemnitees and reasonably acceptable to Borrower; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indem nitee that is not available to all such Indemnitees, then to the extent reason-ably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal co reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Administrative Agent and the Arranger (as Indemnitees) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or the Arranger or a combination of the foregoing). Any obligation or liabili ty of Borrower to any Indemnitee under this Section 11.11 shall survive the expira-tion or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Banks.

                      11.12 Nonliability of the Banks. Borrower acknow-ledges and agrees that:

                           (a) Any inspections of any Property of Borrower made by or through the Administrative Agent or the Banks are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

                           (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Banks pursuant to the Loan Documents, neither the Administrative Agent nor the Banks shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Banks;

                           (c)  The relationship between  Borrower and  the
                 Administrative Agent and the Banks is, and shall at all times remain, solely that of borrower and lenders; neither the Administrative Agent nor the Banks shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Banks shall under any circumstance be deemed to be in a relationship of confi-dence or trust or a fiduciary or other special rela-tionship with Borrower or its Affiliates, or to owe any fiduciary duty or other special duty to Borrower or its Affiliates; neither the Administrative Agent nor the Banks undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Banks in connection with such matters is solely for the protection of the Administrative Agent and the Banks and neither Borrower nor any other Person is entitled to rely thereon; and

                           (d) The Administrative Agent and the Banks shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds the Administrative Agent and the Banks harmless from any such loss, damage, liability or claim.

                      11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent and the Banks in connection with the Loans, and is made for the sole benefit of Borrower, the Administrative Agent and the Banks, and the Administrative Agent's and the Banks' successors and assigns. Except as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

                      11.14  Confidentiality.  Each Bank agrees to hold any
            confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclo-sure: (a) to other Banks; (b) to legal counsel and accountants for Borrower or any Bank; (c) to other professional advisors to Borrower or any Bank, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14; (d) to regulatory officials having jurisdiction over that Bank; (e) to any Gaming Board having regulatory jurisdiction over Borrower or its Subsidiaries, provided that each Bank agrees to use its best efforts to notify Borrower of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process or in connection with any legal proceeding to which that Bank and Borrower are adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Bank's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than
            (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Bank, and (iii) information previously disclosed by Borrower to any Person not associated with Borrower without a confidentiality agreement or obligation substantially similar to this Section 11.14. Nothing in this Section shall be construed to create or give rise to any fiduciary duty or other special duty on the part of the Administrative Agent or the Banks to Borrower.

                      11.15 Further Assurances. Borrower and its Subsid-iaries shall, at their expense and without expense to the Banks or the Administrative Agent, do, execute and deliver such further acts and documents as any Bank or the Administrative Agent from time to time reasonably requires for the assuring and confirming unto the Banks or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

                      11.16 Integration.  This Agreement, together with the
            other Loan Documents and the letter agreements referred to in Sections 3.2, 3.3, 3.5, 3.6 and 11.3, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

                      11.17 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of Nevada.

                      11.18 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

                      11.19 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for con-venience o or the other Loan Documents for any other purpose.

                      11.20 Time of the Essence.  Time is of the essence of
            the Loan Documents.

                      11.21 Foreign Banks and Participants. Each Bank, and each holder of a participation interest herein, that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Administrative Agent) within twenty (20) days after the Closing Date (or after accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall
            (a) promptly submit to Borrower (with a copy to the Administrative Agent) such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person.

                      11.22  Hazardous Material Indemnity.  Borrower hereby
            agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent, the Co-Agents and each of the Banks and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Agent, the Co-Agents or any Bank, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of
            (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and
            (ii) any activity carried on or undertaken on or off any Real Property by Borrower or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real
            Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Administrative Agent, the Co-Agents or the Banks. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section (and under Sections 4.18 and 5.10) shall be unlimited partnership obligations of Borrower and shall not be secured by any deed of trust on any Real Property.

                      11.23 Gaming Boards. The Administrative Agent and each of the Banks agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Borrower and its Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming Board relating to Borrower or any of its Subsidiaries or to the Loan Documents.

                      11.24 Substitution of Certain Collateral. The Administrative Agent shall be entitled, at any time and from time to time and without the consent or concurrence of the Banks, to release its Liens upon portions of the Project Site (each a "Released Lot") upon the satisfaction of the following conditions:

                           (a) The Released Lots shall not abut to the "Las Vegas Strip" and shall contain not more than 15 acres of land, in the aggregate;

                           (b) Borrower shall have delivered a Certificate of a Responsible Official signed by a Senior Officer of Borrower stating that, as of the date of such release, and giving effect thereto, no Default or Event of Default exists or would result from such release;

                           (c) Concurrently with such release, Borrower shall execute and deliver a deed of trust substantially in the form of the Deed of Trust securing the Obligations and in any event in form and substance acceptable to the Administrative Agent providing for a first Lien on a replacement parcel of real property adjacent to the remaining portion of the Project Site having a value and acreage not less than the Released Lot (as established by surveys provided at Borrower's expense and reasonably acceptable to the Administrative Agent);

                           (d) Through the Administrative Agent, Borrower shall have provided the Banks with not less than 30 days prior written notice of the proposed release, and the Requisite Banks shall not have objected to such release in writing; and

                           (e) Borrower shall have provided to the Administrative Agent any and all title insurance policies and endorsements thereto, legal opinions, and other instruments, documents and agreements as are reasonably requested by the Administrative Agent or any Bank in connection therewith.

                      Upon the request  of the  Administrative Agent,  each
            Bank shall promptly confirm in writing the authority of the Administrative Agent to make any proposed release under this Section.

                      11.25 Waiver of Right to Trial by Jury. EACH PARTY TO
            THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                      11.26 Purported Oral Amend
            ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY BANK THAT DOES NOT COMPLY WITH
            SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

                      IN WITNESS WHEREOF,  the parties  hereto have  caused
            this Agreement to be duly executed as of the date first above written.

                                     VICTORIA PARTNERS,  a  Nevada  general
                                     partnership

                                     By:     Gold  Strike  L.V.,   managing
                                             general partner

                                     By:     GLENN SCHAEFFER
                                             ______________________________


                                     Title:  Partner
                                             ______________________________

                                     By:     MRGS    Corp.,    a     Nevada
                                             corporation, general partner

                                     By:     DANIEL R. LEE
                                             ______________________________
                                             Daniel R. Lee, Chief Financial
                                             Officer and Treasurer

                                     Address for notices:

                                     P.O. Box 19278
                                     Jean, Nevada 89109
                                     Attention: Robert C. Fry
                                     Telephone:   (702) 477-5000
                                     Telecopier:  (702) 874-1056

                                     With copies to:

                                     Gold Strike Inn
                                     Boulder City, Nevada 89005
                                     Attention: Dave Belding, Partner
                                     Telephone:   (702) 293-5000
                                     Telecopier:  (702) 293-5608

                                     Mirage Resorts, Incorporated
                                     3400 Las Vegas Boulevard South
                                     Las Vegas, Nevada 89109
                                     Attn:   Daniel R. Lee
                                             Chief  Financial  Officer  and
                                             Treasurer
                                     Telecopier:  (702) 792-7628
                                     Telephone:   (702) 791-7126

                                     Mirage Resorts, Incorporated
                                     3400 Las Vegas Boulevard South
                                     Las Vegas, Nevada  89109
                                     Attn:   Bruce A. Levin, Esq.
                                             General Counsel
                                     Telecopier:  (702) 791-5787
                                     Telephone:   (702) 791-7129



                                     BANK OF  AMERICA  NATIONAL  TRUST  AND
                                     SAVINGS ASSOCIATION, as Administrative
                                     Agent


                                     By:     PEGGY A. FUJIMOTO
                                             ______________________________

                                     Title:  Vice President
                                             ______________________________


                                     Address:

                                     Bank of  America  National  Trust  and
                                     Savings Association
                                     Agency Services Department #5596
                                     1455 Market Street, 13th Floor
                                     San Francisco, California 94103
                                     Attn: Peggy Fujimoto

                                     Telecopier:  (415) 622-4894
                                     Telephone:   (415) 622-4835

                                     BANK OF  AMERICA  NATIONAL  TRUST  AND
                                     SAVINGS ASSOCIATION, as a Bank


                                     By:     JON VARNELL
                                             ______________________________
                                             Jon Varnell
                                             Vice President


                                     Address:

                                     Bank of  America  National  Trust  and
                                     Savings Association
                                     555 South Flower Street, #3283
                                     Los Angeles, California  90071
                                     Attn:   Jon Varnell
                                             Vice President

                                     Telecopier:  (213) 228-2641
                                     Telephone:   (213) 228-6181


                                     With a copy to:

                                     Bank of America National Trust and
                                     Savings Association
                                     555 South Flower Street (LA-5777)
                                     Los Angeles, California  90071
                                     Attn:   William Newby
                                             Vice President

                                     Telecopier:  (213) 228-3145
                                     Telephone:   (213) 228-2438

                                     BANK OF AMERICA NEVADA, as a Bank  and
                                     as Swing Line Bank


                                     By:     VALERIE ANDERSON
                                             ______________________________
                                             for Alan F. Gordon
                                             Vice President


                                     Address:

                                     Bank of America Nevada
                                     Corporate Banking Department
                                     300 South Fourth Street, Suite 200
                                     Las Vegas, Nevada 89101

                                     Attn:   Alan Gordon
                                             Vice President

                                     Telecopier:  (702) 654-7144
                                     Telephone:   (702) 654-7158


                                     THE LONG-TERM  CREDIT BANK  OF  JAPAN,
                                     LTD., LOS ANGELES AGENCY, as  Co-Agent
                                     and a Bank


                                     By:     MOTOKAZU UEMATSU
                                             ______________________________

                                             Motokazu Uematsu
                                             Deputy General Manager
                                             ______________________________
                                             [Printed Name & Title]


                                     Address:

                                     The Long-Term  Credit Bank  of  Japan,
                                     Ltd., Los Angeles Agency
                                     444 South Flower Street, Suite 3700
                                     Los Angeles, California 90071

                                     Attn:   Dirk Price
                                             Vice President

                                     Telecopier:  (213) 622-6908
                                     Telephone:   (213) 689-6324

                                     SOCIETE GENERALE,  as Co-Agent and  a
                                     Bank


                                     By:     DONALD L. SCHUBERT
                                             ______________________________
                                             Donald L. Schubert
                                             Vice President


                                     Address:

                                     Societe Generale
                                     2029 Century Park East, Suite 2900
                                     Los Angeles, California 90067

                                     Attn:   Donald L. Schubert
                                             Jane van Brussel

                                     Telecopier:  (310) 551-1537
                                     Telephone:   (310) 788-7104
                                                  (310) 788-7106



                                     FIRST SECURITY BANK OF IDAHO, N.A.  as
                                     a Bank

                                     By:     VICTOR GILLETT
                                             ______________________________
                                             Victor W. Gillett
                                             Vice President


                                     Address:

                                     First Security Bank of Idaho, N.A.
                                     119 North Ninth Street
                                     Boise, Idaho 83702
                                     Telecopier:  (208) 393-2472
                                     Telephone:   (208) 393-2166

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
                                     FIRST SECURITY BANK OF UTAH, N.A.,  as
                                     a Bank


                                     By:     DAVID P. WILLIAMS
                                             _______________________________
                                             David P. Williams
                                             Vice President

                                     Address:

                                     First Security Bank of Utah, N.A.
                                     15 East 100 Sout
                                     Salt Lake City, Utah 84111

                                     Attn:   David P. Williams,
                                             Vice President

                                     Telecopier:  (801) 246-5532
                                     Telephone:   (801) 246-5540

                                     BANK OF SCOTLAND, as a Bank


                                     By:     CATHERINE M. ONIFFREY
                                             ______________________________
                                             Catherine M. Oniffrey
                                             Vice President


                                     Address:

                                     Bank of Scotland
                                     565 Fifth Avenue
                                     New York, New York  10017

                                     Attn: Catherine M. Oniffrey

                                     Telecopier:  (212) 557-9460
                                     Telephone:   (212) 450-0872

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
                                     MIDLANTIC BANK, N.A. as a Bank


                                     By:     DENISE D. KILLEN
                                             _______________________________
                                             Denise D. Killen
                                             Vice President

                                     Address:

                                     Midlantic Bank, N.A.
                                     6000 Midlantic Drive
                                     Mt. Laurel, N.J. 08054-6000

                                     Attn:   Denise D. Killen
                                             Vice President

                                     Telecopier:  (609) 778-2673
                                     Telephone:   (609) 778-2683


                                     U.S. BANK OF NEVADA

                                     By:     AMY ETHRIDGE
                                             _______________________________
                                             Amy Ethridge
                                             Vice President

                                     Address:

                                     U.S. BANK OF NEVADA
                                     2300 West Sahara, Suite 120
                                     Las Vegas, Nevada  89102

                                     Telecopier:  (702) 386-3916
                                     Telephone:   (702) 386-3653

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